UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/12G3

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 29, 2016

BREEDIT CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168527

Delaware	98-0663823
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, including area code: (973) 370-3768

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 10, 2016, BreedIT Corp., a Delaware corporation (the “Registrant,” the "Company" or "BreedIT") filed a Form 8-K reporting that on February 8, 2016, it had signed a Merger Agreement (the “Merger Agreement” or the “Agreement”) with Novomic Ltd, a private Company organized under the laws of the State of Israel (“Novomic”) and a Shareholders' Agreement with the Novomic shareholders (the "Shareholders' Agreement"), copies of which were attached as Exhibits 10.10 and 10.11 to the Form 8-K. The Merger Agreement was by and between the Registrant, on the one hand, and Novomic together with YMY Industry Ltd ("YMY") and Microdel Ltd ("Microdel"), the latter two of which are hereinafter referred to as the "Novomic Founders," on the other hand. On July 29, 2016, the closing of the merger occurred, pursuant to which Novomic became a wholly-owned subsidiary of the Registrant.

In anticipation of the Closing, on May 1, 2016, the Registrant agreed to sell Traistman Radziejewski Fundacja Ltd, an entity organized under the laws of Israel and a 3% owner of Novomic, a total of 479,704 post-Reverse Split shares of the Registrant's common stock, par value $0.0001 (the "Common Stock" or "Shares") for cash consideration of $500,000. Reference is made to the Registrant's Form 8-K filed with the SEC on May 23, 2016.

The following disclosure information constitutes the Registrant’s Form 10 Disclosure regarding its new, wholly-owned operating subsidiary, Novomic, effective as of the Closing of the Merger Agreement. In connection with the Closing, the Registrant's name will be changed from BreedIT Corp. to Novomic Corp. (the "Name Change"); (ii) the 149,219,173 outstanding shares of the Registrant's Common Stock will be subject to a reverse split on a one-for-thirty (1:30) basis (the "Reverse Split") resulting in 4,973,972 outstanding Shares of Common Stock; and (iii) the authorization of ten million (10,000,000) shares of preferred stock, par value $0.0001 (the "Preferred Stock"), which may be issued in one or more classes or series, having such designations, preferences, privileges and rights as the Board of Directors may determine. The foregoing are referred to collectively, as the "Corporate Actions" and are subject to the approval of FINRA following the filing of an Information Statement on Schedule 14C. Pursuant to the terms of the above-referenced Shareholders' Agreement, the Registrant, Novomic and the Novomic shareholders agreed that following the Closing, the Registrant's Board of Directors shall consist of three persons, one of whom will be designated by the present BreedIT shareholders and the remaining two will be designated by the Novomic shareholders

The 4,973,972 post-Reverse Shares presently outstanding will represent 26.47% of the 18,790,978 total outstanding Shares after the issuance of 13,817,006 post-Reverse Split Shares, representing 73.53% of the total outstanding Shares, to the Novomic shareholders but prior to the issuance of 479,704 post-Reverse Shares to Traistman Radziejewski Fundacja Ltd. In addition to the issuance of 13,817,006 Shares to the Novomic shareholders, the Registrant issued warrants (the "Shareholders' Warrants") to the Novomic shareholders described in the table under "Outstanding Warrants" below and has agreed to issue warrants to certain advisors (the "Advisors' Warrants") pursuant to terms and conditions determined by the newly constituted Board of Directors.

Item 1. Description of Business.

Novomic Ltd. ("Novomic" or the "Company") was incorporated as a private limited liability Company in Israel in 2009. Since inception, Novomic has been a technology Company engaged in the design, development, manufacturing and commercialization of a unique platform enabling a variety of medical treatments utilizing Novomic's proprietary device that vaporizes liquids from a contained capsule into the treatment area (the "Device"). Novomic's first product utilizing the Device will be for the treatment of head lice. Its first and principal product is its head lice treatment product (the "Product") which is comprised of three key major components: Compressor, Head Cap and Treatment Capsule. The lice treatment solution has completed the development and prototype stages and the Company expects that in Q3 2016 it should receive CE regulatory approval (European Union) and also expects to finalize preparations for establishing a mass production line for our Capsules, which use readily available materials. The Company does not expect that there will be any future shortage in the availability or access to this materials in the foreseen future.

In a clinical report published in 2015 by the American Academy of Pediatrics (the "Report") it noted that while head lice (Pediculus humanus capitis) has been a companion of the human species since antiquity, that anecdotal reports from the 1990s estimated annual direct and indirect costs totaling $367 million, including remedies and other consumer costs. The Report stated that more recent estimates are that treatment costs are $1 billion annually. It further noted that while head lice are not a health hazard or a sign of poor hygiene, there is significant stigma resulting from head lice infestations in many developed countries, resulting in children being ostracized from their schools, friends, and other social events. The Report concluded that optimal treatments should be safe, should rapidly rid the individual of live lice, viable eggs, and residual nits, and should be easy to use and affordable. [http://pediatrics.aappublications.org/content/pediatrics/135/5/e1355.full.pdf]

Recent Developments and Plans

Novomic's current and future products are all based on the Device which was developed over a period of 7 years. During the past 18 months, Novomic has achieved the following:

•	Performed extensive market research for the lice treatment/prevention market;
•	Completed product development, which included finalization of commercial design of compressor, Capsules and head cap, optimizing the product efficiency, negotiating and finalizing the product supply chain across various suppliers;
•	Received the Israeli Ministry of health approval (AMAR) to market the lice product in Israel;

•	Attained ISO 9001certification;
•	Regulation: In advance stages of obtaining CE certificate;
•	Conducted extensive tests and measurements for treatment calibration protocol and efficiency;
•	Obtained recommendations from leading senior pediatrics; and
•	Opened Company headquarters offices in Israel’s Rosh Ha’ayin Industrial Park.

During the next 12-18 months, Novomic plans to focus its efforts on the following:

•	Finalizing distribution, OEM and JV agreements with well-known companies, in Israel and abroad;
•	Further optimization of the Device platform performance;
•	Reduction of manufacturing costs;
•	Commencing the development and commercialization of the Company’s future product line mainly to the fields of hair cosmetics and pest treatments;
•	Obtain additional regulatory approvals from the following regulatory agencies CE and the FDA among others;
•	Complete preparations for mass production by launching an automated capsule production line;
•	Presenting the platform and its application in leading conferences around the globe; and
•	Online sales of the head lice treatment platform.

With respect to FDA approval, Novomic is in advanced negotiations with a US distributor which will be responsible for obtaining and maintaining FDA approval for the head lice treatment platform including the Device and capsules. While there can be no assurance, the Company expects to sign a binding term sheet with the US distributor in or about August 2016; and expects that the FDA approval process should take approximately 12 months at a cost of approximately $150,000.

As a relatively new business engaged in "start-up" operations and activities, we will require substantial additional funding to successfully launch and commercially exploit our head lice treatment platform, fund the costs of securing regulatory approvals that we estimate will cost approximately $150,000 during the next 12 months and potentially significant additional costs if there are any unanticipated delays. We also must fund the estimated $1,000,000 in additional R&D expense and $850,000 in manufacturing and marketing costs. We project that we will need to raise approximately $1,200,000 during the next 12 months in order to successfully implement our business plan and to become profitable, of which there can be no assurance. Failure to obtain this necessary capital at acceptable terms, if at all, when needed, may force us to delay, limit, or terminate our product development efforts and secure regulatory approvals and would adversely impact our planned research and development efforts in connection with the Company’s future products, which may make it more difficult for us to attain profitability.

Novomic may be required to obtain additional regulatory approvals for the head lice treatment platform and its future products. If unable to receive regulatory approval or commercialize our product candidates, Novomic’s business will be adversely affected. CE approval is required for the marketing, distributing and sale of Novomic’s products in the EU, whereas FDA approval for such marketing, distributing and sale in the US.  In the event the products are to be sold in certain territories requiring additional regulatory approvals, such will be obtained by Novomic and/or by its distributors.

Our Treatment Solution

The intuitive logic behind the Company's approach to head-lice treatment and prevention is quite simple: In almost any living creature, the skin is built to isolate and protect from harsh environment, while the breathing system is relatively sensitive. Our research and laboratory experiments have made clear that lice are very sensitive to surrounding chemical vapors. Therefore, the environment created in our head cap is saturated with vapor that clings to the lice skin and essentially suffocates them. Even the lice eggs (nits) have breathing holes and are similarly affected.

Unlike existing solutions, the active ingredient in our treatment Capsules is not a nerve poison pesticide, but an organic substance, akin to vinegar, which attacks the lice breathing system.

Other benefits:

•	Safe for use for all ages;

•	Effectively kills adult lice, nymphs and eggs every time;

•	No need to stay wet in the shower with the shampoo or gel on, treatment can be administered in front of TV or computer;

•	Playful - colorful cap is illustrated with many designs to choose from, making the experience more acceptable by children;

•	Short treatment time;

•	Clean, dry treatment with no sticky residue means; and

•	Multiuse device – only need to replace inexpensive cartridge.

Sales and Marketing

While the Compressor component of our Product is designated to be a one-time purchase, the Head Cap and especially the Capsules will be sold separately and based on our estimates, which we believe are both reasonable and conservative, our target customers are expected to purchase between 12-16 Capsule units per year. Therefore, we estimate that the majority of the revenues the Company will generate in the future will be based on Capsules sales for both treatment and prevention of head lice.

The Company plans to focus its initial sales and marketing efforts on two of the largest markets in the world – the EU and US markets, starting in the EU where regulatory approval is expected in Q3 2016.

In order to achieve its intended global footprint and market presence, the Company's primary distribution method will be based on the OEM model, in which the distributor will sell our Product under its own name and branding. We believe that the OEM model will reduce our marketing costs to a minimum while starting to generate revenues to support the our R&D efforts for utilizing our technological platform to expand our product line.

The Company also plans to market and advertise its products through online and e-commerce channels, which we believe will present a huge opportunity for generating sales and market acceptance.

Intellectual Property

Due to the importance of patents, the Company has devoted significant efforts and resources and will continue to invest resources in strengthening its patent portfolio. Below is the list of patents registered by the Company to date:

Patents	Each patent's relevance to the program	Date and status of registration

Mechanism of using vapors inside a hat for lice treatment (provisional 60878351)	Description of the mechanism and method	04.01.2007

Mechanism of using vapors inside a hat for lice treatment PCT (PCT/IL2008/000031)	Description of the mechanism and method	06.01.2008

US Pat. 2009/0235949	Description of the mechanism and method	27.05.2009

PCT	Description of the mechanism and method	16.06.2009

US 12/901,544	Description of the mechanism and method	10.10.2010

EP 11182376.1 EP 2 438 830 A1	Description of the mechanism and method	16.07.2014

US 13/544,269	Expanding on the basic patent	09.07.2012

The Company plans to expand existing patents related to pushing air using its mechanical Compressor and new substances which are now being researched and documented, and more subjects that will be developed during research.

Seasonality

It is unlikely that all head lice infestations can be prevented, because children come into head-to-head contact with each other frequently, most often in school or in other environments where children are together. As a result, head-lice incidence peaks during the school year and during the summer camps. Therefore, we expect strong demand for our product throughout the year with minor or no seasonality fluctuations.

Social and Economic Factors

Schools in the United States, Canada, and Australia commonly exclude infested students, and prevent return of those students until all lice, eggs, and nits are removed1. This could have major social implications on both the children and the parents that are required on a days notice to cease their day-to-day activities and focus on their child's head lice problem. To save time and for better results, we believe that people will readily accept and use the latest technology and cost efficient product represented by the Company's treatment.

As of January 2016, the corporate tax rate in Israel is 25% and has signed tax treaties with many countries to reduce export and import tariffs. We believe that this export friendly policy of Israel will help our business because we will be manufacturing our Product in Israel for export to the United States, Canada and countries of European Union, the collective market we estimate has up to hundreds of millions of persons, mostly children, infected with head lice on an annual basis.

Competition

In the key markets, in which the Company plans to compete, our competition will range from prescription and OTC treatments, many of which are well-established and accepted in the market, to simple home remedies, which include occlusive agents, such as “petrolatum shampoo,” mayonnaise, butter or margarine, herbal oils, and olive oil, applied to suffocate the lice. These home remedies, while widely used, have not been evaluated for effectiveness in randomized controlled trials. To date, only anecdotal information is available concerning effectiveness.

At present, there are four to five products and many low cost generics and store brand equivalents that dominate the lice treatment market. However, the active ingredients in these pharmacological therapies are mostly based on chemical insecticides. A major problem that chemical-based solutions are now facing (mainly pyrethroids) is that a growing amount of head lice have developed gene mutation that made them resisted to pyrethroids (those lice are being referred in the common population as “Super Lice”). Pyrethroids are the family of insecticides used to kill lice in common over-the-counter treatment products.

However, during our research we found that no product on the market today provides a complete solution comparable to our treatment, which we believe will place us in position to succeed in the head lice treatment market. Our treatment is designed to create an isolated, controlled environment around the head lice-infested area, in-which a vapor concentration of acetic acid is created, which will be fatal for lice and their eggs, but harmless to the skin and hair of the patient.

Research and Development

The Company has spent approximately $1.3 million on R&D during the past three years. During this period the Company completed the lice product development, which included finalization of commercial design of compressor, Capsules and head cap and optimizing the product efficiency.

The Company plans to build upon the R&D achievements it had with the completion of the head lice treatment product as the basis to expand its variety of treatments and solutions, which will also be based on the developed platform and the knowledge the Company gained in principally during the past three years.

Employees

Novomic currently has 12 employees engaged on all various fields of product management and development.

Government Regulation

Our head lice treatment is subject to regulation by and approval from CE (the European Union) and the FDA. EU regulations specify that treatments for human diseases be classified either as a medicinal product or a medical device. Pediculosis (head lice) treatments fall into both categories, as will be explored in further detail below. The EU defines three different classes of pediculosis treatments:

1.          Those that act via pharmacologically active ingredients (such as insecticides like pyrethrum extract, organophosphates or carbamates). These are classified as medicinal products. Such treatments have to overcome possibilities of resistance and toxicity (for example, the phasing out of lindane in Europe over toxological and environmental concerns).

2.          A more recent class of treatments are those that act via a physical mechanism, as opposed to a chemical one. These are classified as medical devices and include silicone oil-based treatments such as dimeticones. By contrast to the former class of treatments, these are non-toxic to humans and are not likely to suffer from problems of resistance.

3.          The third class of treatments are those which are based on essential oils and herbal extracts. Efficacy claims for such treatments have been advanced under both chemical and physical headings: they are mostly registered as medical devices.

With respect to CE approval, Novomic applied for a class I medical device CE approval which it reasonably expects to receive during Q3/2016. The aggregate cost of the CE approval process, including required testing, was $17,800.

FDA-approved treatments for head lice include both over-the-counter (OTC) products and prescription drugs, such as Nix and Rid, in the form of shampoos, creams and lotions. “However, many head lice products are not for use in children under the age of 2. Although OTC drugs are available for treatment of head lice, health care professionals often prescribe drugs recently approved by the FDA, such as Ulesfia (approved in 2009), Natroba (approved in 2011) or Sklice (approved in 2012).

With respect to FDA approval, Novomic is in advanced negotiations with a US distributor which will be responsible for obtaining and maintaining FDA approval for the head lice treatment platform including the Device and capsules. While there can be no assurance, the Company expects to sign a binding term sheet with the US Distributor in or about August 2016 and expects that the FDA approval process should take approximately 12 months at a cost of approximately $150,000.

Summary of Risk Factors

An investment in our Shares involves substantial risk. Our ability to execute our strategy is also subject to certain risks. The risks described under the heading “Risk Factors” included elsewhere in this Form 8-K/12G3 may cause us not to realize the full benefits of our business plan and strategy or may cause us to be unable to successfully execute all or part of our strategy. Some of the most significant challenges and risks include the following:

•	Our limited operating history does not afford investors a sufficient history on which to base an investment decision;

•	Our revenues will be dependent upon acceptance of our novel head lice treatment by the market. The failure of such acceptance will cause us to curtail or cease operations;

•	We cannot be certain that our patents for our treatment and technology will protect us from competitors, most of which have far greater resources than the Company;

•	The availability of a large number of authorized but unissued shares of Common Stock may, upon their issuance, lead to dilution of existing stockholders; and

•	Our Common Stock is expected to be thinly traded for the foreseeable future and, as a result, sale of your holding may take a considerable amount of time.

Our Filing Status as a “Smaller Reporting Company”

We are a “smaller reporting Company,” meaning that we are not an investment Company, an asset-backed issuer, or a majority-owned subsidiary of a parent Company that is not a smaller reporting Company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a “smaller reporting Company,” the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting Company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting Company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Item 1A. Risk Factors

RISK FACTORS

The shares of our Common Stock are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the Common Stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any shares of Common Stocks. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this Current Report on Form 8-K before investing in our Common Stock.

Risks Associated With Our Business

Our Independent Registered Public Accounting Firm has expressed substantial doubt as to our ability to continue as a going concern.

Our audited financial statements have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We believe that in order to continue as a going concern, including the costs of being a public Company, we will need approximately $30,000 per year simply to cover the administrative, legal and accounting fees. We have funded these losses primarily through the sale of restricted shares of our Common Stock and the issuance of convertible notes, which have subsequently been converted into restricted shares of Common Stock.

Based on our financial statements for the years ended December 31, 2015 and 2014 related to BreedIT and do not reflect the financial statements of Novomic, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. To date we have not generated any revenue.

Notwithstanding our belief that we should be able to raise equity capital at terms acceptable to the Company, there can be no assurance that we will have adequate capital resources or be able to continue to raise equity and/or debt capital to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our plan of operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

Novomic Ltd, which became our wholly-owned subsidiary effective with the Closing of the Merger Agreement on July 29, 2016, was a private limited liability company incorporated under the laws of the State of Israel in 2009, and has not generated any revenues to date. We expect to commercially launch our proprietary head lice treatment platform soon after we receive CE regulatory approval, expected in the 3rd quarter of 2016. There can be no assurance at this time that we will be able to operate profitably or that we will have adequate working capital to meet our obligations as they become due. Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

•	competition;

•	need for acceptance of our product;

•	ability to develop a brand identity;

•	ability to anticipate and adapt to a competitive market;

•	ability to effectively manage rapidly expanding operations;

•	amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

•	dependence upon key personnel to market and sell our product and the loss of one of our key managers may adversely affect the marketing of our product.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We face many of the risks and difficulties frequently encountered by relatively new companies with respect to our operations including our ability to raise sufficient capital to fund our operations.

As a relatively new business engaged in "start-up" operations and activities, Novomic will require substantial additional funding to successfully launch and commercially exploit its head lice treatment platform, fund the costs of securing regulatory approvals that we estimate will cost approximately $150,000 during the next 12 months and potentially significant additional costs if there are any unanticipated delays. We also believe that we will need to raise an estimated $1,000,000 in additional R&D expense and $850,000 in manufacturing and marketing costs. We project that we will need to raise approximately $1,200,000 during the next 12 months in order to successfully implement our business plan and to become profitable, of which there can be no assurance. Failure to obtain this necessary capital at acceptable terms, if at all, when needed may force us to delay, limit, or terminate our product development efforts and secure regulatory approvals and would adversely impact our planned research and development efforts in connection with the Company’s future products, which may make it more difficult for us to attain profitability.

We cannot be sure that any additional funding, if needed, will be available on terms favorable to us or at all. Furthermore, any additional equity or equity-related financing may be dilutive to our stockholders, new equity securities may have rights, preferences or privileges senior to those of existing holders of our shares of common stock, and debt or equity financing, if available, may subject us to restrictive covenants and significant interest costs. If we obtain funding through a strategic collaboration or licensing arrangement, we may be required to relinquish our rights to our product or marketing territories. If we are unable to obtain the financing necessary to support our operations, we may be required to defer, reduce or eliminate certain planned expenditures or significantly curtail our operations.

Our treatment platform may not be accepted in the marketplace.

Uncertainty exists as to whether our head lice treatment platform including our Product and Device will be accepted by the market. A number of factors may limit the market acceptance of our treatment platform, including the availability of alternative treatments and the price of our product relative to alternative products. There is a risk that potential customers as well as physicians will be encouraged to continue to use other products and/or methods instead of ours. We are assuming that, notwithstanding the fact that our treatment platform is new in the market, customers will elect to use our treatment because of the historic acceptance of other products and treatments that have been in the market virtually "forever." While we intend to continue to build and gather data to demonstrate the benefit of our head lice treatment platform, this data gathering may not be conclusive or may be viewed as insufficient by potential users.

Our revenues will be dependent upon acceptance of our treatment platform by the market. The failure of such acceptance will cause us to curtail or cease operations.

Our revenues are expected to come from the sale of our sole head lice treatment product for the foreseeable future. As a result, we will continue to incur operating losses until such time as sales of our product reaches a mature level and we are able to generate sufficient revenues from these sales to meet our operating expenses. There can be no assurance that consumers will accept our unique product and treatment platform. In the event that we are not able to market and significantly generate market acceptance, our financial condition and results of operations will be materially and adversely affected.

We will face intense competition in our market.

The medical device and cosmetic industries, which include the head lice treatment segment, are intensely competitive. If we are unable to compete effectively with existing solutions, new treatment methods and new technologies, we may be unable to successfully commercialize our products and, as a result, we may be unable to generate sufficient revenues to sustain our operations.

Defects or malfunctions in our product could hurt our reputation, sales and profitability.

Our business and the level of customer acceptance of our product depend upon the effective and reliable operation of our one head lice treatment platform, including its three components: the Compressor, Head Cap and Capsules. If any component of our platform contains undetected defects or errors when first introduced or as new versions are released, our reputation could suffer and our potential revenues could decline or be delayed while such defects are remedied.

There can be no assurance that, despite our testing, errors will not be found in our treatment platform product or new releases, resulting in loss of future revenues or delay in market acceptance, diversion of development resources, damage to our reputation, among other adverse effects, any of which would have a material adverse effect upon our business, operating results and financial condition.

If we are unable to protect our intellectual property, our business will be negatively affected.

The market for medical treatment devices, including head lice treatment, may be subject to litigation regarding patent and other intellectual property rights. It is possible that our device may not withstand challenges made by others or that our patents protect our rights adequately. Our success depends in large part on our ability to secure and maintain effective patent protection for our products and treatment in the United States and internationally. We have acquired patents that have been granted as well as patents pending and expect to continue to file patent applications for various aspects of our device technology. However, we face the risks that:

- we may fail to secure necessary patents on our patents pending prior to or after obtaining regulatory clearances, thereby permitting competitors to market competing products; and

- our already-granted patents may be re-examined, invalidated or not extended.

If we are unable to protect our intellectual property adequately, our business and commercial prospects will suffer.

We may be accused of infringing intellectual property rights of third parties.

Other parties may claim that our Device infringes on their proprietary rights. We may be subject to claims and legal proceedings regarding alleged infringement by us of the intellectual property rights of third parties. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, legal fees, injunctions or the payment of damages. In the event that our patents do not fully protect us, we may need to obtain licenses from third parties who allege that we have infringed their rights, but such licenses may not be available on terms acceptable to us or at all. In addition, we may not be able to obtain or utilize on terms that are favorable to us, or at all, licenses or other rights with respect to intellectual property we do not own.

We operate in a highly competitive industry and must compete against many large companies that could adversely affect our ability to succeed.

There are numerous established companies that offer head lice treatment and products including entities that manufacture and sell OTC remedies and physician prescribed products as well as established home remedies. Many if not all of these competitors have far greater financial and other resources and far longer operating histories than we do. We are a new entry into this competitive market and may struggle to differentiate ourselves as a viable competitor whose head lice treatment provides more value and efficacy than the competition.

Our business plan depends upon entering into agreements with third-party manufacturers and distributors.

We plan on entering into and may be expected to become dependent on our collaborative arrangements with third parties for a substantial portion of our revenue, and our development and commercialization activities. We will be dependent upon the success of these third-party arrangements and to the extent that we are unable to establish these arrangements on a timely basis, or we fail to select satisfactory parties with whom we collaborate, may be experience significant delays which would likely increase our costs and materially adversely affect our business.

We are an "Emerging Growth Company" under the recently enacted Jobs Act and we cannot be certain if the reduced disclosure requirements applicable to Emerging Growth Companies will make our common stock less attractive to investors.

We qualify as an "emerging growth company" under the recently enacted JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, among other things, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency";

•	obtain shareholder approval of any golden parachute payments not previously approved; and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "Emerging Growth Company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "Emerging Growth Company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Until such time, however, because the JOBS Act has only recently been enacted, we cannot predict whether investors will find our stock less attractive because of the more limited disclosure requirements that we may be entitled to follow and other exemptions on which we are relying while we are an "emerging growth company". If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Our By-Laws provide for indemnification of our directors and officers and the purchase of D&O insurance at our expense. This will limit the potential liability of our directors and officers at a major cost to us and hurt the interests of our shareholders.

The Company's By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Delaware or other applicable law. These provisions eliminate the liability of directors to the Company and its stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Delaware law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director's liabilities under the federal securities laws or the recovery of damages by third parties.

Reporting requirements under the Securities Exchange Act of 1934 and compliance with the Sarbanes-Oxley Act Of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly and may increase substantially in the future.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. We expect these costs to be approximately $35,000 per year. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we may be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an "Emerging Growth Company." The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, independent accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls could be material. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors' and officers' liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors' and officers' liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our operating performance, and may cause us increase the prices of our product to offset the effect of such increased costs. Additionally, if these requirements divert our management's attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

Dependence upon regulatory approvals.

Novomic will be required to obtain additional regulatory approvals for the platform and its future products. If unable to receive regulatory approval or commercialize our product candidates, Novomic’s business will be adversely affected. CE approval is required for the marketing, distributing and sale of Novomic’s products in the EU, whereas FDA approval for such marketing, distributing and sale in the US.  In the event the products are to be sold in certain territories requiring additional regulatory approvals, such will be obtained by Novomic and/or by its distributors.

We cannot be sure that any additional funding, if needed, will be available on terms favorable to us or at all. Furthermore, any additional equity or equity-related financing may be dilutive to our stockholders, new equity securities may have rights, preferences or privileges senior to those of existing holders of our shares of common stock, and debt or equity financing, if available, may subject us to restrictive covenants and significant interest costs. If we obtain funding through a strategic collaboration or licensing arrangement, we may be required to relinquish our rights to our product or marketing territories. If we are unable to obtain the financing necessary to support our operations, we may be required to defer, reduce or eliminate certain planned expenditures or significantly curtail our operations.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

At present, we are a small company. We expect to experience a period of expansion in headcount, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate new managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We may not be able to successfully expand our business through acquisitions.

We review corporate and product line acquisition candidates as a part of our growth strategy. If we decide to undertake an acquisition, we may not be able to successfully integrate it in order to realize the full benefit of such acquisition. Factors which may affect our ability to grow successfully through acquisitions include:

•	inability to identify suitable targets given the relatively narrow scope of our business;

•	inability to obtain acquisition or additional working capital financing due to our financial condition;

•	difficulties and expenses in connection with integrating the acquired companies and achieving the expected benefits;

•	diversion of management’s attention from current operations;

•	the possibility that we may be adversely affected by risk factors facing the acquired companies;

•	acquisitions could be dilutive to earnings, or in the event of acquisitions made through the issuance of our common shares to the shareholders of the acquired Company, dilutive to the percentage of ownership of our existing shareholders;

•	potential losses resulting from undiscovered liabilities of acquired companies not covered by the indemnification we may obtain from the seller; and

•	loss of key employees of the acquired companies.

Risks Related to Our Common Stock

Reduced Liquidity or Illiquidity of our Common Stock.

Our common stock is currently subject to quotation on the OTCBQ market. There is currently no active trading market in our common stock on the OTCBQ market and there can be no assurance that any active trading market will commence or be sustained following the Closing or any time thereafter.

Shares issuable upon the exercise of warrants may substantially increase the number of Shares available for sale in the public market and depress the price of our stock.

As of the Closing, we had an obligation to issue to certain advisors warrants to acquire a number of BRDT Shares to be determined by the newly constituted Board of Directors, including the terms of exercise, expiration dates, exercise price, among other terms and conditions (the "Advisors' Warrants"). In addition, pursuant to the terms of the Merger Agreement, the Registrant agreed to issued warrants to the Novomic shareholders (the "Shareholders' Warrants"). To the extent any of the Shareholders' or Advisors' Warrants are exercised and/or any additional warrants or options are granted and subsequently exercised, there will be further dilution to stockholders and investors. Until the options and warrants expire, the respective holders will have an opportunity to profit from any increase in the market price of our Shares without assuming the risks of ownership. Holders of options and warrants may convert or exercise these securities at a time when we could obtain additional capital on terms more favorable than those provided by the options or warrants. The exercise of the options and warrants will dilute the voting interest of the owners of presently outstanding shares by adding a substantial number of additional shares of our common stock.

We have reserved Shares of Common Stock for issuance upon the exercise of the Shareholders' and Advisors' Warrants and may increase the Shares reserved for these purposes in the future.

The Shares of our Common Stock, which are subject to quotation on the OTCQB, and which are issuable upon the exercise of outstanding warrants, may be sold in the public market pursuant to Rule 144, if available or pursuant to the Selling Shareholders' Registration Statement. The sale of our Common Stock issued or issuable upon the exercise of any Advisors' Warrants described above, or the perception that such sales could occur, may adversely affect the market price of our Common Stock on the OTCQB.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

The availability of a large number of authorized but unissued shares of Common Stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 500,000,000 shares of Common Stock, $0.0001 par value per share (the "Shares" or "Common Stock"). After the implementation of the one-for-thirty (1:30) Reverse Split and the issuance of 13,817,006 post-Reverse Split Shares to the Novomic shareholders and 479,704 post-Reverse Shares to Traistman Radziejewski Fundacja Ltd, there will be 19,270,682 Shares issued and outstanding. In addition, we have filed a file a Certificate of Amendment to our Certificate of Incorporation to authorize 10,000,000 shares of "blank check" Preferred Stock which may be issued at the discretion of our board of directors in one or more series and to fix the number of shares and to determine the rights, preferences and privileges, including special voting rights, without any approval by or action of the Registrant's stockholders. As a result, additional Shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of Shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of Shares may adversely affect the market price of our Common Stock.

We have never paid cash dividends and do not anticipate doing so in the foreseeable future.

We have never declared or paid cash dividends on our shares of Common Stock. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our board of directors.

Our Common Stock is subject to the “Penny Stock” rules of the SEC and the trading market in our stock is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and

•	The broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	Obtain financial information and investment experience objectives of the person; and

•	Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and

•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may limit a shareholder’s ability to buy and sell our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our stock is thinly traded, sale of your holding may take a considerable amount of time.

The shares of our Common Stock are thinly-traded on the OTCQB Market, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Any substantial sales of our Common Stock pursuant to Rule 144 may have a material adverse effect on the market price of our Common Stock.

If we fail to maintain effective internal controls over financial reporting, the price of our Common Stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

Our share price could be volatile and our trading volume may fluctuate substantially.

The price of our common shares has been and may in the future continue to be extremely volatile, with the sale price fluctuating from a low of $0.02 to a high of $0.03 during the twelve months. Many factors could have a significant impact on the future price of our common shares, including:

•	our inability to raise additional capital to fund our operations, whether through the issuance of equity securities or debt;

•	our failure to successfully implement our business objectives and strategic growth plans;

•	compliance with ongoing regulatory requirements;

•	market acceptance of our product;

•	changes in government regulations;

•	general economic conditions and other external factors; and

•	actual or anticipated fluctuations in our quarterly financial and operating results; and the degree of trading liquidity in our common shares.

Our annual and quarterly results may fluctuated greatly, which may cause substantial fluctuations in our common stock price.

Our annual and quarterly operating results may in the future fluctuate significantly depending on factors including the timing of purchase orders, new product releases by us and other companies, gain or loss of significant customers, price discounting of our product, the timing of expenditures, product delivery requirements and economic conditions. Revenues related to our product are required to be recognized upon satisfaction of all applicable revenue recognition criteria. The recognition of revenues from our product is dependent on a number of factors, including, but not limited to, the terms of any license agreement and the timing of implementation of our products by our customers.

Any unfavorable change in these or other factors could have a material adverse effect on our operating results for a particular quarter or year, which may cause downward pressure on our common stock price. We expect quarterly and annual fluctuations to continue for the foreseeable future.

Delaware law contains provisions that could discourage, delay or prevent a change in control of our Company, prevent attempts to replace or remove current management and reduce the market price of our stock.

Provisions in our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. For example, our certificate of incorporation authorizes our board of directors to issue up to ten million shares of “blank check” preferred stock. As a result, without further stockholder approval, the board of directors has the authority to attach special rights, including voting and dividend rights, to this preferred stock. With these rights, preferred stockholders could make it more difficult for a third party to acquire us.

We are also subject to the anti-takeover provisions of the DGCL. Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change in control of us. An “interested stockholder” is, generally, a stockholder who owns 15% or more of our outstanding voting stock or an affiliate of ours who has owned 15% or more of our outstanding voting stock during the past three years, subject to certain exceptions as described in the DGCL.

Management’s Discussion and Analysis of Financial Conditions and Plan of Operations

Forward-Looking Statements

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Certain statements that the Company may make from time to time, including all statements contained in this Form 8-K12G that are not statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the safe harbor provisions set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words such as "plans," "expects," "believes," "anticipates," "estimates," "projects," "will," "should," and other words of similar meaning used in conjunction with, among other things, discussions of future operations, financial performance, product development and new product launches, market position and expenditures. The Company assumes no obligation to update any forward-looking statements. Additional information concerning factors which could cause differences between forward-looking statements and future actual results is discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for its year-ended December 31, 2015, as filed with the SEC on April 4, 2016. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

The following Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") is intended to help you understand our historical results of operations during the periods presented and our financial condition for the years ended December 31, 2015 and December 31, 2014. This MD&A should be read in conjunction with our consolidated financial statements and the accompanying notes to consolidated financial statements, together with the financial statements of Novomic Ltd for the years ended December 31, 2015 and 2014 and for the interim period ended March 31, 2016, contains forward-looking statements that involve risks and uncertainties. See section entitled "Forward-Looking Statements" above. It should be understood that as a result of the Closing of the Merger Agreement with Novomic on July 29, 2016, our historical results are not expected to be indicative of our future results.

Executive Overview

We are a company with limited operations and no significant revenues from our business operations. There is substantial doubt that we can continue as an on-going business for the next twelve months without the success of our new business operations of Novomic. We do not anticipate that Novomic will generate revenues from the sale of its head lice treatment platform until it receives regulatory approval from the CE, which is anticipated to occur during the 3rd quarter of 2016, which will permit us to commence sales and marketing activities in Europe. Before we enter the U.S. market, we will need to secure approval from the FDA which should take approximately 12 months at a cost of approximately $150,000.

As a relatively new business engaged in "start-up" operations and activities, we will require substantial additional funding to successfully launch and commercially exploit our head lice treatment platform, fund the costs of securing regulatory approvals that we estimate will cost approximately $150,000 during the next 12 months and potentially significant additional costs if there are any unanticipated delays. We also must fund the estimated $1,000,000 in additional R&D expense and $850,000 in manufacturing and marketing costs. We project that we will need to raise approximately $1,200,000 during the next 12 months in order to successfully implement our business plan and to become profitable, of which there can be no assurance. Failure to obtain this necessary capital at acceptable terms, if at all, when needed, may force us to delay, limit, or terminate our product development efforts and secure regulatory approvals and would adversely impact our planned research and development efforts in connection with the Company’s future products, which may make it more difficult for us to attain profitability.

Results of Operations during the year ended December 31, 2015 as compared to the year ended December 31, 2014

During 2015 we generated revenues of $5,848 compared to revenues of $5,824 during 2014. Our research and development expenses decreased to $0 during 2015 compared to $207,246 during the same period in the prior year. The decrease was due to separation from our former subsidiary BreedIt Ltd.

Our general and administrative expenses during 2015 were $1,106,194 as compared to $4,139,929 during 2014. The significant decrease was due to separation from our former held subsidiary BreedIt Ltd and decreased non-cash compensation. We incurred a net loss of $1,179,097 attributable to BreedIT Corp during 2015 before discontinued operations and $1,533,589 including discontinued operations, compared to a net loss of $4,365,589 in 2014.

Purchase or Sale of Equipment

Other than the purchase of servers, work stations and relevant literature, we do not expect to purchase or sell any plant or significant equipment.

Liquidity and Capital Resources

Our balance sheet as of December 31, 2015 reflects assets of $1,059,381 consisting of cash and cash equivalents of $356,037 certificates of deposit of $640,418 and prepaid assets of $62,926. As of December 31, 2014 reflects assets of $1,788,625 consisting of cash and cash equivalents of $1,041,960, certificates of deposit of $639,979, and assets held for sale of $106,686.

As of December 31, 2015, we had total current liabilities of $2,804 consisting of deferred revenues.

As of December 31, 2014, we had total current liabilities of $389,536 consisting of $2,461 in accounts payable and accrued liabilities, $40,910 accrued interest payable, $18,000 due to related parties, $5,800 in deferred revenues, $201,000 in convertible notes payable, net of discount, and $121,365 in liabilities, related to assets held for sale.

As of December 31, 2014, we had $2,852 in long-term deferred revenues.

We had positive working capital of $1,056,577 as of December 31, 2015 compared to positive working capital of $1,396,237 at December 31, 2014. Such working capital has been sufficient to sustain our operations to date. Our total liabilities as of December 31, 2015 were $2,804 compared to $392,388 at December 31, 2014.

During 2015, we used $1,029,288 in our operating activities. This resulted from a net loss of $1,533,589, a gain of $6,780 on deconsolidation of our former subsidiary, increase to other assets of $439, increase in prepaid expenses of $62,926, decrease in accounts payable of $272,166, decrease in related parties payables of $18,000 and decrease in deferred revenues of $5,752 offset principally by $763,314 related to non-cash compensation, $9,472 loss of JV, $60,182 loss on debt extinguishment, $30,270 decrease in accounts receivable and $7,126 increase in accrued liabilities.

During 2014, we used $1,806,298 in our operating activities. This resulted from a net loss of $4,565,330, increase to other assets of $639,936, increase in accounts receivable of $30,270, decrease in deferred revenues of $5,824 and offset principally by $3,195,525 related to non-cash compensation, $128,192 amortization expenses related to debt discount, $89,597 increase in accounts payable and accrued liabilities, $3,736 loss on JV, depreciation expense of $2,317 and $15,695 increase related parties payable.

During the year ended December 31, 2015, we used $33,493 in our investing activities from decrease in cash from deconsolidation.

During the year ended December 31, 2015, we financed our negative cash flow from sale of common stock in the amount of $265,000, proceeds from exercise of warrants in the amount of $110,000 and $13,020 from donated capital from a related party.

During the year ended December 31, 2014, we used $23,097 from investing activities which resulted from $14,075 cash paid for investment and $9,022 purchases of equipment.

During the year ended December 31, 2014, we financed our negative cash flow from sale of common stock in the amount of $2,040,900 and proceeds from exercise of warrants in the amount of $239,500.

While management of the Company believes that the Company will be successful in its current and planned operating activities, there can be no assurance that the Company will be successful in the achievement of sales of its products that will generate sufficient revenues to earn a profit and sustain the operations of the Company.

Our ability to create sufficient working capital to sustain us over the next twelve month period, and beyond, is dependent on our entering into additional licensing agreement and on our success in issuing additional debt or equity, or entering into strategic arrangement with a third party.

There can be no assurance that sufficient capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Going Concern Consideration

There is substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures with respect to this matter.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our financial statements for the years ended December 31, 2015 and 2014, and are included elsewhere in this report on Form 8-K12G.

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") is intended to help you understand our historical results of operations during the periods presented and our financial condition. This MD&A should be read in conjunction with our consolidated financial statements and the accompanying notes to consolidated financial statements, and contains forward-looking statements that involve risks and uncertainties.  See section entitled "Forward-Looking Statements" above.

Results of Operations during the three months ended March 31, 2016 as compared to the three months ended March 31, 2015.

During the three months ended March 31, 2016 and 2015 we generated revenues of $1,374 and $1,462. Our research and development expenses decreased to $0 during the three ended March 31, 2016 compared to $30,311 during the same period in the prior year. The decrease during the three months ended March 31, 2016 was due to deconsolidation of our former subsidiary, BreedIt Ltd.

Our general and administrative expenses during the three months ended March 31, 2016 were $247,730 as compared to $414,537 during the same period in the prior year. The significant decrease was due to deconsolidation the BreedIT Ltd. subsidiary.

We incurred a net loss of $220,860 and $319,349 attributable to BreedIT Corp. continuing operations during the three months ended March 31, 2016 and 2015.

Purchase or Sale of Equipment

Other than the purchase of servers, work stations and relevant literature, we do not expect to purchase or sell any plant or significant equipment.

Liquidity and Capital Resources

Our balance sheet as of March 31, 2016 reflects current assets of $865,799 consisting of cash and cash equivalents of $811,824 and prepaid assets of $53,975. As of December 31, 2015, we had current assets of $1,059,381 consisting of cash and cash equivalents of $996,455 and prepaid assets of $62,926.

As of March 31, 2016, we had total current liabilities of $1,430 consisting of deferred revenues.

As of December 31, 2015, we had total current liabilities of $2,804 consisting of deferred revenues.

We had positive working capital of $864,369 as of March 31, 2016 compared to positive working capital $1,056,577 at December 31, 2015. Such working capital has been sufficient to sustain our operations to date. Our total liabilities as of March 31, 2016 were $1,430 compared to $2,804 at December 31, 2015.

During the three months ended March 31, 2016, we used $221,435 in our operating activities. This resulted from a net loss of $220,860, decrease in other current assets of $21,804 and decrease in deferred revenue of $1,374 offset by decrease in prepaid assets of $8,951, increase in option expense of $12,245 and warrants expense of $1,407.

During the three months ended March 31, 2016, we partially financed our negative cash flow from operations through the proceeds from sale of stock $15,000.

During the three months ended March 31, 2015, we used $306,744 in our operating activities. This resulted from a net loss of $519,860 (of which $319,349 was attributable to BreedIT Corp. continuing operations), decrease in accounts payable of $85,505, increase in accounts payable of $8,739, increase in accrued expenses of $5,263 and decrease in deferred revenues of $1,462 and offset principally by $285,185 non-cash compensation, decrease in other assets of $9,765, depreciation expense of $795, increase in related parties payable of $1,072 and investment accounted for using the equity method of $6,742.

During the three months ended March 31, 2015 we used $625 for the purchase of property plant and equipment.

During the three months ended March 31, 2015, $148,856 of convertible notes and accrued interest were converted to common shares.

While management of the Company believes that the Company will be successful in its current and planned operating activities, there can be no assurance that the Company will be successful in the achievement of sales of its products that will generate sufficient revenues to earn a profit and sustain the operations of the Company.

Description of Property

Novomic leases office facilities located at 23 Hamlacha Street, Rosh Haayin, Israel from an unaffiliated third party at a monthly rental of $1,215. The offices consist of approximately 1,080 square feet and are sufficient for Novomic's use for the foreseeable future.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our pre-Reverse Split Shares of Common Stock as of July 24, 2016, prior to the Closing with Novomic. The information in this table provides the ownership information for: each person known by us to be the beneficial owner of more than 5% of our common stock; each of our directors; each of our executive officers; and our executive officers and directors as a group.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)

Itschak Shrem, CEO and Chairman	5,600,000	3.75%
21 Ha'Arba'h Street, Tel-Aviv, Israel

Oded Gilboa, CFO	500,000	0.33%
23/14 Rabbi Akiva Street, Raanana, Israel

Erez Zino, Director	9,625,000	6.45%
40 Meri Ya'Ari Street, Tel-Aviv, Israel

Doran Uziel, affiliate	7,500,000	5.03%
9 Hazehevit Street, Rishon Lezion, Israel

Directors and Officers (3 persons)	15,725,000	10.54%

(1) Applicable percentage ownership is based on 149,219,173 pre-Reverse Split Shares of Common Stock outstanding as of August 4, 2016 prior to implementation of the Reverse Split and the issuance of Shares in connection with the Closing of the Merger Agreement. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of July 27, 2016 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Less than 1%.

Directors, Executive Officers, Promoters and Control Persons

Our directors were elected to serve until the next annual meeting of shareholders and until his respective successors will have been elected and will have qualified. The following table sets forth the name, age and position held with respect to our present executive officers and directors:

Name	Age	Title
Itschak Shrem	68	CEO and Chairman
Oded Gilboa	42	CFO
Erez Zino	43	Director

There are no agreements with respect to the election of directors other than as provided in the Merger Agreement, pursuant to which the control persons of Novomic will designate two (2) persons to the Registrant's board of directors and the Registrant's control shareholders will designate one (1) person to the board of directors. We do not compensate our directors. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. We do not have any standing committees at this time.

Our directors, officers or affiliates have not, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

Section 16(a) Compliance. Section 16(a) of the Securities and Exchange Act of 1934 requires the Registrant’s directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Registrant’s Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Registrant pursuant to Section 16(a). Based solely on the reports received by the Registrant and on written representations from reporting persons, the Registrant was informed that our CEO has and the CFO and Chairman have not filed reports as required under Section 16(a).

NASDAQ Rule 4200 . The NASDAQ Rule 4200, which sets forth several tests to determine whether a director of a listed Company is independent. Rule 4200 provides that a director would not be considered independent if the director or an immediate family member accepted any compensation from the listed Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence (excluding compensation for board or board committee service, compensation paid to an immediate family member as a non-executive employee, benefits paid under a tax-qualified retirement plan and non-discretionary compensation).

Director Independence. In determining whether or not our directors are considered independent, the Company used the definition of independence as defined in NASDAQ Rule 4200. Based on that definition we believe that neither of our directors is independent.

Directors’ Term of Office . Our directors are elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will have qualified.

Audit Committee and Financial Expert, Compensation Committee, Nominations Committee. We do not have any of the above mentioned standing committees because our corporate financial affairs and corporate governance are simple in nature at this stage of development and each financial transaction is approved by our sole officer or director.

Code of Ethics . We do not currently have a Code of Ethics applicable to our principal executive officers; however, the Company plans to implement such a code in the 3rd quarter of 2016.

Potential Conflicts of Interest . Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

Board’s Role in Risk Oversight. The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. In addition, since the Company does not have an Audit Committee, the Board is also responsible for the assessment and oversight of the Company’s financial risk exposures.

Involvement in Certain Legal Proceedings. We are not aware of any material legal proceedings that have occurred within the past ten years concerning any Director or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation

The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and other executive officers during the fiscal years ending December 31, 2015 and 2014.

Summary Compensation Table
					Long Term
		Annual Compensation			Compensation Awards
				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
Name and		Salary	Bonus	Compensation	Award(s)	Options	Compensation
Principal Position	Year	($)	($)	($)	($)	($)	($)
Itschak Shrem, CEO and Chairman (1)	2015	36,000	—	—	52,440	—	52,440
	2014	36,000	—	—	—	—	—
Oded Gilboa, CFO (2)	2015	77,000	—	—	—	—	—
	2014	48,000	—	—	—	—	—
Erez Zino, Director, former CEO, CFO (3)	2015	—	—	—	—	—	—
	2014	—	—	—	—	—	—
Yoel Yogev, former CEO and Director (4)	2015	41,500	—	—	—	—	—
	2014	46,000	—	—	—	—	—

(1) Mr. Shrem was appointed as chairman of the board on December 31, 2013 and was appointed as the company's CEO on November 10, 2015.

(2) Mr. Gilboa was appointed to be CFO of the Company on December 4, 2013.

(3) Mr. Zino became our CEO in July 2012 and acting CFO in January 2013. He resigned as CFO on December 4, 2013 and as CEO on January 7, 2014 and remains a director.

(4) Mr. Yogev was appointed to the board on January 7, 2014 and has served as the Company's CEO on from January 14, 2014 to November 10, 2015 at which time he resigned from CEO and from the board of directors.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

Compensation of Directors

There are no current arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment contracts in place, no employees were terminated and no change in control arrangements have been signed with the company.

Shareholders' Warrants to be Issued after the Reverse-Split

Following is a table of warrants outstanding and exercisable along with exercise price and range of remaining term.

Shareholders' Warrants (1)	Warrants	Expiration Date	Exercise Price	Exercisable
Yosef Cahlon	55,474	December 31, 2025	$0.0001	55,474
Chen Levy	152,554	December 31, 2019	$0.0001	152,554
Total	208,028			208,028

(1) The Shareholders' Warrants to be issued in connection with the Closing of the Merger Agreement following the implementation of the Reverse Split will be issued in in reliance upon the exemption provided by Regulation S promulgated by the SEC under the Act..

Certain Relationships and Related Party Transactions and Director Independence

Certain Related Party Transactions

None

Indebtedness of Management

None

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Act is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Recent Sales of Unregistered Securities

The following tables and information sets forth all securities of the Registrant issued and sold within the past three years which were not registered under the Act.

During the periods set forth below, the Registrant issued and/or sold restricted shares of its common stock to individuals and entities as follows:

From January 23, 2014 to February 9, 2014 he Registrant sold a total of 1 million shares to 2 investors for cash consideration at a price of $0.10 per share; and

From February 9, 2014 to February 28, 2014 the Registrant sold a total of 5.4 million shares to 8 individuals/entities for cash consideration at a price of $0.15 per share.

On February 18, 2014, in connection with a Share Purchase Agreement dated October 20, 2013 between the Registrant, BreedIT Ltd, an Israeli entity and Dr. Oded Sagee, BreedIT Ltd's founder and then sole shareholder (the "SPA," referenced in Item 8.01 below) the Registrant issued to Dr. Oded Sagee, minority owner of BreedIT Ltd., the Registrant's 66.67% owned Israeli subsidiary, 2,200,000 shares of the Registrant's common stock and granted Dr. Sagee 2,200,000 Class A Warrants and 2,200,000 Class B Warrants, exercisable at $0.055 and $0.065 per share, respectively;

On March 3, 2014 the Registrant issued a total of 1,000,000 shares (the "Shares") to 1 individual for bona fide services to the Registrant, which Shares were valued at an aggregate of $540,000 or $0.54 per Share, the closing price on the date of issuance;

During the period from February 19, 2014 to March 4, 2014, the Registrant granted a total of 5,050,000 stock options (the "Options") to the Registrant's 4 directors/officers. The Options, which vest over the period of 3 years in 12 equal quarterly installments, are exercisable at a price of $0.05 per Share.

From March 10, 2014 through April 1, 2014, the Registrant sold to 5 investors a total of 2,470,000 units (the "Units") at a price per Unit of $0.20 (the "Units"), each Unit comprised of one (1) Share and one (1) Class C Warrant, exercisable to purchase one (1) additional Share at a price of $0.35 for a period of 24 months;

From March 10, 2014 through April 1, 2014, the Registrant sold to 10 investors a total of 2,090,000 million units (the "Units") at a price per Unit of $0.21 (the "Units"), each Unit comprised of one (1) Share and one (1) Class C Warrant, exercisable to purchase one (1) additional Share at a price of $0.35 for a period of 24 months;

On March 12, 2014 the Registrant issued a total of 30,000 warrants exercisable at $0.60 per share to an entity for bona fide services to the Registrant valued at an aggregate of $16,134;

On April 10, 2014, the Registrant granted to BreedIT Ltd's chief technical officer 850,000 stock options exercisable at a price of $0.05 per share (the "Options"), of which, 150,000 Options vested immediately and the remaining 700,000 Options vest over the period of 3 years in 12 equal quarterly installments.

On April 12, 2014, the Company granted 1,000,000 warrants to an entity in connection with a services agreement. These warrants are exercisable at $0.35 per share and vest over 8 quarters in equal quarterly amounts commencing on July 1, 2014, expiring 36 months from each vesting date.

On May 8, 2014, the Company sold a total of 666,667 units to a private accredited investor for cash consideration of $200,001 at a price of $0.30 per unit (the "Units") pursuant to a subscription agreement. The Units are comprised of one share of common stock, one class J warrant and one class H warrant exercisable during the 3 and 18 month periods from May 8, 2014, at $0.30 and $0.45, respectively

On June 27, 2014, K.E. Zurich Capital exercised warrants to purchase 600,000 Shares at an exercise price of $0.05;

On September 9, 2014, E.M. Wahrhaft exercised warrants to purchase 400,000 Shares at an exercise price of $0.06; (iii) on September 22, 2014, Claude Tartour exercised warrants to purchase 500,000 Shares at an exercise price of $0.055 and (iv) on August 17, 2014, the Registrant issued a total of 136,000 Shares for professional services valued at $26,800 or $0.197 per Share. The proceeds of $81,500 from the exercise of the warrants were used to increase the Registrant's working capital.

On January 25, 2015, the Registrant granted common stock purchase options (the "Options") exercisable to purchase restricted shares of the Registrant's common stock, par value $0.0001 per share (the "Shares") at a price of $0.10 per Share. The Options vest over a period of 6 months in 2 equal quarterly installments:

(i)	2,000,000 Options to Mr. Yoel Yogev, the Registrant's CEO;
(ii)	2,000,000 Options to Mr. Itschak Shrem the Registrant's Chairman;
(iii)	1,000,000 Options to Mr. Yahali Sherman, CTO of the Registrant's Israeli subsidiary, BreedIT Ltd (1); and
(iv)	1,000,000 Options to Mr. Oded Fruchtman, Co-CEO of the Registrant's Israeli subsidiary BreedIT Ltd (1).

(1) The Options granted to the two officers of the Registrant's former Israeli subsidiary were cancelled in connection with the Separation Agreement with BreedIT Ltd dated August 25, 2015 which was filed with the Registrant's Form 8-K dated August 28, 2015.

The Registrant's grant of Options, without registration under the Securities Act of 1933, as amended (the "Act"), was in reliance upon the exemptions contained in Regulation S promulgated by the United States Securities and Exchange Commission (the "SEC") and Section 4(2) of the Act. The grantees were not "U.S. Persons" as that term is defined in Rule 902 of Regulation S and were either "accredited investors" as that term is defined in Rule 501 promulgated by the SEC under Regulation D of the Act or sophisticated persons with sufficient knowledge about the Registrant and the risks associated with restricted securities in general.

On August 12, 2015, the Registrant authorized the issuance of a total of 8,156,240 shares of the Registrant's common stock, par value $0.0001 per share (the "Shares") to the following individuals and an entity upon the conversion of certain convertible notes (the "Notes").

Name of Issuee	Amount of Note and Interest	Date of Note	Number of Shares Issued
Amir Uziel	$14,116	October 4, 2013	1,129,306
Lavi Krasney	$14,660	July 2, 2012	1,172,826
Asher David	$29,083	July 30, 2012	2,326,613
Gil Asher Mediouni	$16,619	September 6, 2012	1,329,485
L&L Holding Ltd. (1)	$28,672	December 3, 2013	2,293,733
Total	$103,150		8,251,963

(1) L&L Holdings is controlled by Ruiz Diaz Rolon Rosa, a resident of Argentina.

The Registrant's issuance of the above-referenced Shares, without registration under the Securities Act of 1933, as amended (the "Act"), was in reliance upon the exemptions contained in Regulation S promulgated by the United States Securities and Exchange Commission (the "SEC") and Section 4(2) of the Act. The issuees were not "U.S. Persons" as that term is defined in Rule 902 of Regulation S and were either "accredited investors" as that term is defined in Rule 501 promulgated by the SEC under Regulation D of the Act or sophisticated persons with sufficient knowledge about the Registrant and the risks associated with restricted securities in general.

The Registrant has been informed that certain of the issuees have had preliminary discussions with Yoel Yogev, CEO and a Director, and Itschak Shrem, a Director, for the purpose of the sale, transfer and assignment of a portion of the Shares they acquired upon the conversion the Notes (the "Contemplated Transaction"). While the discussions are only preliminary and no definitive agreement(s) have been reached with respect to the Contemplated Transaction, in the event that the Contemplated Transaction is, in fact, consummated, Messrs. Yogev and Shrem have confirmed to the Registrant that they will timely file their respective Forms 4 and make any other disclosure required under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission.

During the period from November 25, 2015 to December 6, 2015, BreedIT Corp. (the "Registrant") issued and sold a total of 37,300,000 restricted shares of the Registrant's common stock, par value $0.0001 per share (the "Shares") pursuant to subscriptions and in consideration for services to the following individuals and entities:

Name of Issuee	Date of Issuance	Number of Shares	Consideration/Value	Basis for Issuance
Amir Uziel Economic Consulting Ltd. (1)	12/01/2015	3,600,000	$57,600	Services
Capitalink Ltd. (2)	12/01/2015	3,600,000	$57,600	Services
Yaad Management and Consulting Ltd. (3)	12/01/2015	3,600,000	$57,600	Services
Itzhak Giat	12/01/2015	2,500,000	$25,000	Subscription
Advinco Ltd. (4)	12/01/2015	2,500,000	$25,000	Subscription
Baruj Tenembaum	12/01/2015	3,000,000	$30,000	Subscription
Zvi Azulay	12/01/2015	1,500,000	$15,000	Subscription
Eran Cohen	11/25/2015	1,000,000	$10,000	Subscription
R. P. Holdings (1992) Ltd. (5)	11/25/2015	2,500,000	$25,000	Subscription
Tzvi Aharonson	11/25/2015	10,000,000	$100,000	Subscription
Yehuda Ben Simon	11/25/2015	2,500,000	$25,000	Subscription
David Mordechai	11/25/2015	345,200	$3,452	Subscription
Aharon Moshaof	11/25/2015	178,600	$1,786	Subscription
Solomon Mordechai	11/25/2015	476,200	$4,762	Subscription
Total Shares Issued	11/25/2015	37,300,000	$437,800

(1) The control person of Amir Uziel Economic Consulting Ltd is Mr. Amir Uziel, a resident of Israel.

(2) The control person of Capitalink Ltd is Mr. Lavi Krasney, a resident of Israel.

(3) The control person of Yaad Management and Consulting Ltd is Mr. Itschak Shrem, a resident of Israel.

(4) The conrol person of Advinco Ltd is Mr. Avner Cohen, a resident of Israel.

(5) The control person of R.P. Holdings (1992) Ltd is Mr. Rubin Zimmerman, a resident of Israel.

The above-referenced issuances and sales were done without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemptions contained in Regulation S promulgated by the United States Securities and Exchange Commission (the "SEC") and Section 4(2) of the Act. Each of the investors and the individuals/entities that were issued shares for services were either "accredited investors" as that term is defined in Rule 501 promulgated by the SEC under Regulation D of the Act or sophisticated persons with sufficient knowledge about the Registrant and the risks associated with restricted securities in general.

The Registrant's issuance of the above-referenced restricted Shares, without registration under the Securities Act of 1933, as amended (the "Act"), was in reliance upon the exemptions contained in Regulation S promulgated by the United States Securities and Exchange Commission (the "SEC") and Section 4(2) of the Act. The Issuees were not "U.S. Persons" as that term is defined in Rule 902 of Regulation S and were either "accredited investors" as that term is defined in Rule 501 promulgated by the SEC under Regulation D of the Act or sophisticated persons with sufficient knowledge about the Registrant and the risks associated with restricted securities in general.

 Item 9.01 Financial Statements and Exhibits

BREEDIT CORP.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2015

	BreedIt Corp.	Novomic Ltd.	Pro forma		Pro forma
	December 31, 2015	December 31, 2015	Adjustments		Combined
ASSETS

Current assets:
Cash and cash equivalents	$356,037	$254,324	$-		$610,361
Certificate of deposit	640,418	-	-		640,418
Prepaid Assets	62,926	82,337	-		145,263

Total current assets	$1,059,381	$336,661	$-		$1,396,042

Property and equipment, net	-	14,445	-		14,445

Total assets	$1,059,381	$351,106	$-		$1,410,487

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued liabilities	$-	$144,162	$-		$144,162
Deferred revenues	2,804	15,440	-		18,244
Employee payable	-	8,846			8,846
Notes payable	-	78,740	-		78,740

Total current liabilities	$2,804	$247,188	$-		$249,992

Long-term deferred revenues			$-		$328,732

Total liabilities	$2,804	$247,188	$-		$249,992

Stockholders' equity (deficit)

Common stock, par value $0.0001 per share, 500,000,000 shares authorized; 144,419,173 shares issued and outstanding at December 31, 2015.	$1,446	-	-		$1,446
Common stock, ordinary shares par value $0.2857, 100,000 ordinary shares authorized, 17,822 ordinary shares issued and outstanding at December 31, 2015.	-	$5,066	$(5,066	)(a)	-
Treasury Stock	-	(29)	$29	(a)	-
Stock payable	169,647	(1,532)	1,532	(a)	169,647
Stock subscription receivable	(300)	-	-		(300)
Accumulated other comprehensive income (loss)	-	456,741	-		456,741
Non-controlling interest	-	1,328,979	-		1,328,979
Additional paid in capital	8,681,637	(56,504)	3,505	(a)	8,628,638
Accumulated deficit	(7,795,853)	(1,628,803)	-		(9,424,656)
					-
Total stockholders' equity (deficit)	1,056,577	103,918	-		1,160,495

Total liabilities and stockholders' equity (deficit)	$1,059,381	$351,106	$-		$1,410,487

See summary of significant accounting policies and notes to financial statements.

BREEDIT CORP.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2015

	BreedIt Corp.	Novomic Ltd.	Pro forma	Pro forma
	December 31, 2015	December 31, 2015	Adjustments	Combined
Revenue	$5,848	$-	$-	$5,848

Expenses:
Research and Development	-	(329,223)	-	(329,223)
General and administrative	(1,106,194)	(164,955)	-	(1,271,149)
Total operating expenses	(1,106,194)	(494,178)	-	(1,600,372)

(Loss) from operations	(1,100,346)	(494,178)	-	(1,594,524)
Interest expense	(7,970)	(17,381)	-	(25,351)
Loss on extinguishment of debt	(60,182)	-	-	(60,182)
Loss on debt conversion	-	(26,364)	-	(26,364)
Gain on deconsolidation	6,780	-	-	6,780
Other income/(expense)	(17,379)	1,100	-	(16,279)
Financial income/(expense)	(78,751)	(42,645)	-	(121,396)

Net loss from continuing operations	$(1,179,097)	$(536,823)	$-	$(1,715,920)

Net loss attributable to BreedIt Corp. continuing operations	$(1,179,097)	$-

Net loss from discontinued operations	$(354,492)	$-

Net (loss)	$(1,533,589)	$(536,823)

Net loss per common shares - basic and diluted - Continuing operations	$(0.01)	$(30.87)
Net loss per common shares, basic and diluted - Discontinued operations	$(0.00)	$(0.00)
Net loss per common shares - basic and diluted	$(0.01)	$(30.87)
Weighted average number of common shares outstanding - basic	105,073,765	17,389

See summary of significant accounting policies and notes to financial statements.

BREEDIT CORP.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. The Company and Significant Accounting Policies.

The unaudited pro forma condensed consolidated statements of operations of BreedIt Corp. (the “Company”) for the year ended December 31, 2015 give effect to the acquisition of substantially all of the assets of Novomic Ltd. ("Novomic"), as if the transaction had been completed on January 1, 2015. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2015 gives effect to the acquisition of substantially all of the assets of Novomic as if the transaction had occurred on January 1, 2015.

The unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated balance sheet were derived by adjusting the Company’s historical financial statements for the acquisition of substantially all of the assets of Emerald. The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statement of operations are provided for informational purposes only and should not be construed to be indicative of the Company’s financial position or results of operations had the transaction been consummated on the dates indicated and do not project the Company’s financial position or results of operations for any future period or date.

The unaudited pro forma condensed consolidated balance sheet and unaudited condensed consolidated statements of operations and accompanying notes should be read in conjunction with the Company’s historical financial statements and related notes, and the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and Novomic's financial statements presented herein.

Note 2. Significant Accounting Policies

The unaudited pro forma condensed consolidated financial statements reflects that pursuant to the Share Purchase Agreement, the Company acquired all of the shares of Novomic in exchange for the Company’s issuance of 73.53% shares of its $0.0001 par value common stock;

Note 3. Pro Forma Adjustments

The following pro forma adjustments:

(a) Represent the elimination of the subsidiary equity balances as if the transaction had occurred on January 1, 2015.

BREEDIT CORP.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2014

	BreedIt Corp.	Novomic Ltd.	Pro forma		Pro forma
	December 31, 2014	December 31, 2014	Adjustments		Combined
ASSETS

Current assets:
Cash and cash equivalents	$1,101,164	$245,483	$-		$1,346,647
Certificate of deposit	639,979	-	-		639,979
Prepaid Assets	-	-	-		-
Other receivables	30,270	18,306	-		48,576
Total current assets	$1,771,413	$263,789	$-		$2,035,202

Investment account	10,339				10,339
Property and equipment, net	6,873	1,183			8,056
Total Non-current assets	$17,212	$1,183	$-		$18,395

Total assets	$1,788,625	$264,972	$-		$2,053,597

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued liabilities	$123,826	$66,018	$-		$189,844
Deferred revenues	5,800	20,016	-		25,816
Employee payable	-	10,495	-		$10,495
Related parties payable	18,000	-	-		$18,000
Accrued interest payable	40,910	-	-		$40,910
Notes payable	-	228,855			$228,855
Convertible notes payable	201,000	-	-		$201,000

Total current liabilities	$389,536	$325,384	$-		$714,920

Long-term deferred revenues	2,852	-	-		$2,852

Total liabilities	$392,388	$325,384	$-		$717,772

Stockholders' equity (deficit)

Common stock, par value $0.0001 per share, 500,000,000 shares authorized; 92,049,512 and 72,255,917 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively.	$921	-	-		$921
Common stock, ordinary shares par value $0.2857, 100,000 ordinary shares authorized, 17,060 ordinary shares issued and outstanding at December 31, 2014.	-	$4,847	$(4,847	)(a)	-
Treasury Stock	-	(29)	$29	(a)	-
Stock payable	169,647		-		169,647
Stock subscription receivable	(300)	(1,532)	1,532	(a)	(300)
Accumulated other comprehensive income (loss)	(4,279)	(17,703)	-		(21,982)
Non-controlling interest	(154,187)	-	-		(154,187)
Additional paid in capital	7,646,699	1,045,985	3,286	(a)	8,695,970
Accumulated deficit	(6,262,264)	(1,091,980)	-		(7,354,244)

Total stockholders' equity (deficit)	1,396,237	(60,412)	-		1,335,825

Total liabilities and stockholders' equity (deficit)	$1,788,625	$264,972	$-		$2,053,597

See summary of significant accounting policies and notes to financial statements.

BREEDIT CORP.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2014

	BreedIt Corp.	Novomic Ltd.	Pro forma	Pro forma
	December 31, 2014	December 31, 2014	Adjustments	Combined

Revenue	$5,824	$-	$-	$5,824

Expenses:
Research and development	(207,246)	(495,935)		(703,181)
General and administrative	(4,123,929)	(81,366)	-	(4,205,295)
Total operating expenses	(4,331,175)	(577,301)	-	(4,908,476)

(Loss) from operations	(4,325,351)	(577,301)	-	(4,902,652)

Interest expense	(153,537)	(18,323)	-	(171,860)
Other income/(expense)	(86,442)	1,100	-	(85,342)
Financial income/(expense)	(239,979)	(17,223)	-	(257,202)

Net (loss) from continuing operations	$(4,565,330)	$(594,524)	$-	$(5,159,854)

Less: income attributable to non-controlling interest	$199,741	$-

Net loss attributable to BreedIt Corp.	$(4,365,589)	$-

Net loss	(4,365,589)	$(594,524)

Net loss per common shares - basic and diluted - Continuing operations	$(0.05)	$(37.84)
Net loss per common shares, basic and diluted - Discontinued operations	$(0.00)	$(0.00)
Net loss per common shares - basic and diluted	$(0.04)	$(37.84)

Weighted average number of common shares outstanding - basic	87,665,395	15,711

See summary of significant accounting policies and notes to financial statements.

BREEDIT CORP.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. The Company and Significant Accounting Policies.

The unaudited pro forma condensed consolidated statements of operations of BreedIt Corp. (the “Company”) for the year ended December 31, 2014 give effect to the acquisition of substantially all of the assets of Novomic Ltd. ("Novomic"), as if the transaction had been completed on January 1, 2014. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2014 gives effect to the acquisition of substantially all of the assets of Novomic as if the transaction had occurred on January 1, 2014.

The unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated balance sheet were derived by adjusting the Company’s historical financial statements for the acquisition of substantially all of the assets of Emerald. The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statement of operations are provided for informational purposes only and should not be construed to be indicative of the Company’s financial position or results of operations had the transaction been consummated on the dates indicated and do not project the Company’s financial position or results of operations for any future period or date.

The unaudited pro forma condensed consolidated balance sheet and unaudited condensed consolidated statements of operations and accompanying notes should be read in conjunction with the Company’s historical financial statements and related notes, and the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and Novomic's financial statements presented herein.

Note 2. Significant Accounting Policies

The unaudited pro forma condensed consolidated financial statements reflects that pursuant to the Share Purchase Agreement, the Company acquired all of the shares of Novomic in exchange for the Company’s issuance of 73.53% shares of its $0.0001 par value common stock;

Note 3. Pro Forma Adjustments

The following pro forma adjustments:

(a) Represent the elimination of the subsidiary equity balances as if the transaction had occurred on January 1, 2014.

NOVOMIC LTD.

BALANCE SHEETS

AS OF DECEMBER 31, 2015 AND DECEMBER 31, 2014

	December 31, 2015	December 31, 2014
	$	$
ASSETS
Current assets
Cash	$254,324	$245,483
Prepaid expenses	82,337	18,306
Total current assets	336,661	263,789

Fixed assets	14,445	1,183
TOTAL ASSETS	$351,106	$264,972

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
Accrued liabilities and accounts payable	$144,162	$66,018
Accounts payable - related party	15,440	20,016
Employee payable	8,846	10,495
Notes payable - related party	78,740	228,855
Total current liabilities	247,188	325,384

TOTAL LIABILITIES	247,188	325,384

SHAREHOLDERS' DEFICIT

Common stock, ordinary shares par value $0.2857, 100,000 ordinary shares authorized, 17,822 ordinary shares issued and outstanding at December 31, 2015, 17,060 ordinary shares issued and outstanding on December 31, 2014.	5,066	4,847
Treasury Stock	(29)	(29)
Stock receivable	(1,532)	(1,532)
Stock payable	456,741	-
Additional paid-in capital	1,328,979	1,045,985
Accumulated other comprehensive loss	(56,504)	(17,703)
Accumulated deficit	(1,628,803)	(1,091,980)
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	103,918	(60,412)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$351,106	$264,972

See summary of significant accounting policies and notes to the financial statements.

NOVOMIC LTD.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND DECEMBER 31, 2014

	Year	Year
	ended	ended
	December 31, 2015	December 31, 2014
	$	$

Revenue	$-	$-

Expenses:
Research and Development	329,223	495,935
General and administrative	164,955	81,366
Total expenses	494,178	577,301

Loss from operations	(494,178)	(577,301)

Other income (expense):
Interest expense	(17,381)	(18,323)
Other income	1,100	1,100
Loss on debt conversion	(26,364)	-
Total costs and expenses	(536,823)	(594,524)

Net loss	$(536,823)	$(594,524)

Basic and diluted net loss	$(30.87)	$(37.84)

Weighted average shares outstanding (basic and diluted)	17,389	15,711

See summary of significant accounting policies and notes to the financial statements.

NOVOMIC LTD.

STATEMENTS OF COMPREHENSIVE LOSS

FOR THEYEARS ENDED DECMEBER 31, 2015 AND DECMEBER 31, 2014

	December 31, 2015	December 31, 2014

Net loss	$(536,823)	$(594,524)

Change in unrealized foreign currency translation loss	$(38,801)	$(7,101)
Total comprehensive loss	$(575,624)	$(601,625)

See summary of significant accounting policies and notes to the financial statements.

NOVOMIC LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	Common Stock		Treasury Stock
					Additional	Share		Other		Total
	Number	Par	Number	Par	Paid-In	Subscription	Stock	Comprehensive	Accumulated	Shareholders'
	of Shares	Value	of Shares	Value	Capital	Receivable	Payable	Income	Deficit	Deficit
Balance at December 31, 2013	14,097	$4,024	100	$(29)	$178,485	$(1,532)	$-	$(10,602)	$(497,456)	$(327,110)

Common stock subscribed	2,863	823	-	-	849,177	-	-	-	-	850,000
Imputed interest	-	-	-	-	18,323	-	-	-	-	18,323
Other comprehensive income	-	-	-	-	-	-	-	(7,101)	-	(7,101)
Net loss	-	-	-	-	-	-		-	(594,524)	(594,524)
Balance at December 31, 2014	16,960	$4,847	100	$(29)	$1,045,985	$(1,532)	$-	$(17,703)	$(1,091,980)	$(60,412)

Common stock issued and subscribed for cash	762	219	-	-	251,781	-	260,699	-	-	512,699
Common stock payable for debt and accounts payable conversion	-	-	-	-	13,824	-	196,042	-	-	209,866
Imputed interest	-	-	-	-	17,389	-	-	-	-	17,389
Other comprehensive income	-	-	-	-	-	-	-	(38,801)	-	(38,801)
Net loss	-	-	-	-	-	-	-	-	(536,823)	(536,823)
Balance at December 31, 2015	17,722	$5,066	100	$(29)	$1,328,979	$(1,532)	$456,741	$(56,504)	$(1,628,803)	$103,918

See summary of significant accounting policies and notes to the financial statements.

Novomic Ltd.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	For the year	For the year
	ended	ended
	December 31, 2015	December 31, 2014

Operating Activities:
Net (loss)	$(536,823)	$(594,524)

Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation expense	2,449	80
Imputed interest	17,389	18,323
Loss on debt conversion	26,364	-
Changes in net assets and liabilities:
Prepaid expenses	(64,031)	(3,263)
Accounts payable	112,081	(6,000)
Other assets	-	(1,263)
Accrued expenses	(6,775)	(2,739)
Net cash used in operating activities	(449,346)	(589,386)

Investing Activities:
Purchase of property and equipment	(15,711)	-
Net cash used in investing activities	(15,711)	-

Financing Activities:
Proceeds from sale of stock	512,699	850,000
Net cash provided by financing activities	512,699	850,000
Foreign currency adjustment	(38,801)	(7,101)
Net increase in cash	8,841	253,513

Cash and cash equivalents - beginning of period	245,483	(8,030)
Cash and cash equivalents - end of period	$254,324	$245,483

Non cash transactions:
Debt converted to common stock – payable	$150,526	$-
Accounts payable converted to common stock - payable	$32,976	$-

See summary of significant accounting policies and notes to financial statements.

NOVOMIC LTD.

Notes to the Financial Statements

December 31, 2015 and 2014

Note 1. The Company and Significant Accounting Policies.

Organizational Background: Novomic Ltd ("Novomic"), was incorporated as a private limited liability Company in Israel in 2009. Since inception, Novomic has been a technology Company engaged in the design, development, manufacturing and commercialization of a unique platform enabling a variety of medical treatments utilizing Novomic's proprietary device that vaporizes liquids from a contained capsule into the treatment area (the "Device"). Novomic's first product utilizing the Device will be for the treatment of head lice. Its first and principal product is its head lice treatment product (the "Product") which is comprised of three key major components: Compressor, Head Cap and Treatment Capsule. The lice treatment solution has completed the development and prototype stages and the Company expects that in Q3 2016 it should receive CE regulatory approval (European Union) and also expects to finalize preparations for establishing a mass production line for our Capsules, which use readily available materials. The Company does not expect that there will be any future shortage in the availability or access to this materials in the foreseen future.

Going Concern

Basis of Presentation: The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2015 and December 31, 2014, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Significant Accounting Policies

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. There were no cash equivalents as of December 31, 2015 and December 31, 2014.

Other receivables: The company treats VAT refunds claimed resulting from excess VAT paid over VAT received as other receivables, amount shown as other receivables as of December 31, 2014 and December 31, 2015.

Currency translation and other comprehensive loss: balance sheet items are translated using all-current translation method for Self-contained foreign operations (where functional currency = foreign currency) whereby assets and liabilities are translated using the exchange rate on the date of the balance sheet. It translates revenues, expenses, and net income using the average exchange rate during the period. The foreign exchange adjustment that results from applying the all-current method appears in accumulated other comprehensive loss, a separate shareholders’ equity account, and does not affect net income each period.

Property and Equipment: Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets. The annual depreciation rates are as follows: Computers and electronic equipment 33%.

Valuation of Long-Lived Assets: We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Stock Based Compensation: Stock-based awards are accounted for using the fair value method in accordance with ASC 718, Share-Based Payments. Our primary type of share-based compensation consists of stock options. We use the Black-Scholes option pricing model in valuing options. The inputs for the valuation analysis of the options include the market value of the Company’s common stock, the estimated volatility of the Company’s common stock, the exercise price of the warrants and the risk free interest rate.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock: We account for obligations and instruments potentially to be settled in the Company’s stock in accordance with FASB ASC 815, Accounting for Derivative Financial Instruments. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company’s own stock.

Fair Value of Financial Instruments: FASB ASC 825, “Financial Instruments,” requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At December 31, 2015 and 2014, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates.

Earnings per Common Share: We compute net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Income Taxes: We have adopted FASB ASC 740, Accounting for Income Taxes. Pursuant to ASC 740, we are required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination.

Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate. In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be. ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Uncertain Tax Positions: When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of FASB ASC 740-10, Accounting for Uncertain Income Tax Positions, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Our federal and state income tax returns are open for fiscal years ending on or after December 31, 2011. We are not under examination by any jurisdiction for any tax year. At December 31, 2014 and December 31, 2015 we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required under FIN 48.

Recent Accounting Pronouncements

In September, 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standard Update ("ASU") No. 2015-16, Business Combinations (Topic 805) ("ASU 2015-16"). Topic 805 requires that an acquirer retrospectively adjust provisional amounts recognized in a business combination, during the measurement period. To simplify the accounting for adjustments made to provisional amounts, the amendments in the Update require that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amount is determined. The acquirer is required to also record, in the same period's financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. In addition an entity is required to present separately on the face of the income statement or disclose in the notes to the financial statements the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. ASU 2015-16 is effective for fiscal years beginning December 15, 2015. The adoption of ASU 2015-016 is not expected to have a material effect on the Company's consolidated financial statements.

In August, 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date ("ASU 2015-14"). The amendment in this ASU defers the effective date of ASU No. 2014-09 for all entities for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods with that reporting period.

In April 2015, the FASB issued ASU No. 2015-03, Interest-Imputation of Interest (Subtopic 835-30) ("ASU 2015-03"), which changes the presentation of debt issuance costs in financial statements. ASU 2015-03 requires an entity to present such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs will continue to be reported as interest expense. It is effective for annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The new guidance will be applied retrospectively to each prior period presented. The Company is currently in the process of evaluating the impact of adoption of ASU 2015-03 on its balance sheets.

On November 2014, The FASB issued Accounting Standard Update No. 2014-16-Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force). The amendments in this Update do not change the current criteria in GAAP for determining when separation of certain embedded derivative features in a hybrid financial instrument is required. That is, an entity will continue to evaluate whether the economic characteristics and risks of the embedded derivative feature are clearly and closely related to those of the host contract, among other relevant criteria. The amendments clarify how current GAAP should be interpreted in evaluating the economic characteristics and risks of a host contract in a hybrid financial instrument that is issued in the form of a share. The effects of initially adopting the amendments in this Update should be applied on a modified retrospective basis to existing hybrid financial instruments issued in the form of a share as of the beginning of the fiscal year for which the amendments are effective. Retrospective application is permitted to all relevant prior periods.

On November 2014, The FASB issued ASU Update No. 2014-17-Business Combinations (Topic 805): Pushdown Accounting (a consensus of the FASB Emerging Issues Task Force). The amendments in this Update provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The amendments in this Update are effective on November 18, 2014. After the effective date, an acquired entity can make an election to apply the guidance to future change-in-control events or to its most recent change-in-control event. However, if the financial statements for the period in which the most recent change-in-control event occurred already have been issued or made available to be issued, the application of this guidance would be a change in accounting principle.

On August 2014, The FASB issued ASU Update No. 2014-15, Presentation of Financial Statements - Going Concerns (Subtopic 205-40): Disclosures of Uncertainties about an Entity's Ability to Continue as a Going Concern. The amendments require management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

In June 2014, the FASB issued ASU 2014-10, "Development Stage Entities". The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP.  In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments in this update are applied retrospectively. The adoption of ASU 2014-10 removed the development stage entity financial reporting requirements from the Company.

In June 2014, the FASB issued ASU No. 2014-12, Compensation - Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The new guidance requires that share-based compensation that require a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this Update either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the FASB issued ASU No. 2014-10: Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation , to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

Note 2. Stockholders' Equity.

The company has 100,000 ordinary authorized, of these 17,822 and 17,060 ordinary shares were issued and outstanding on December 31, 2015 and 2014 respectively. The shares have a par value ILS 1.00 or $0.2857. Novomic holds 100 of its own shares.

Recent Issuances of Common Stock

Between January 1 and December 31, 2014 the following ordinary shares were issued for cash consideration:

•	906 shares were issued to George Fabilian for $300,000 cash.
•	375 shares to Serge Tirosh for $100,000 cash
•	453 shares to Oren Treitsman for $100,000 cash
•	302 shares to Friedrich Plastic industries Ltd. for $100,000 cash
•	187 shares to Dina Duadi for $50,000 cash
•	187 shares to Ben Dror Yemini for $50,000 cash
•	151 shares to Yael Braverman for $50,000 cash
•	151 shares to Ran Shavit for $50,000 cash
•	151 shares to Paul Russo for $50,000 cash

Between January 1 and December 31, 2015 the following ordinary shares were issued for cash consideration:

•	227 shares to Moshe Fisher $75,000 cash
•	227 shares to Eyal Anavi $75,000 cash
•	308 shares to George Fabilian $102,000 cash

In addition, between January 1 and December 31, 2015 Novomic recorded the following stock payable:

•	YMY Ltd. – 1,152 shares for $150,000 cash and converted $150,526 note payable into 1,330 share of common stock worth $176,890. The converted shares were valued at $133.00 per share which is the average most recent price per 3rd party sale of common stock, resulting in a loss of $26,364.

•	Oren Treitsman -199 shares for $25,660 cash

•	Ner Gonen Management Ltd. – 192 shares for $25,000 cash

•	Amnon Skali – 154 shares for $20,000 cash

•	Sami Dahan – 144 shares for $20,000 cash

•	Dganit Dahan – 144 shares for $20,000 cash

•	Nir Nagar – 3 shares for 151 NIS translated to $39 at $0.2566 per oanda.com on the date of agreement. In cash flow this is included in proceeds from sale of stock.

•	Microdel Ltd. - 88 shares issued for the conversion of $20,016 of accounts payable to equity worth $11,704. Shares were valued at $133.00 per share which is the average most recent price per 3rd party sale of common stock. The transaction resulted in a gain which was recorded as contributed capital due to related party relationship.

•	Yosef De Levi - 56 shares issued for the conversion of $12,960 of accounts payable to equity worth $7,448. Shares were valued at $133.00 per share which is the average most recent price per 3rd party sale of common stock. The transaction resulted in a gain which was recorded as contributed capital due to related party relationship.

Note 3. Related Party transactions

The company contracted book-keeping services from Microdel Ltd. a Novomic shareholder and as of December 31, 2014 had an accounts payable balance due to this related party in the amount $20,016. During 2015 Microdel Ltd. converted amount payable to 88 ordinary shares worth $11,704 resulting in a gain in stock payable at December 31, 2015. The gain will be treated as a contribution to capital due to the Microdel Ltd being a related party, and as a result as of December 31, 2015 there is $0 accounts payable due to this related party.

Prior to 2012 two shareholders loaned amounts to company, totaling $228,855 notes payable as of December 31, 2014 with no maturity dates and bearing an interest rate of 0% per annum, and is not convertible to common stock. As further described in note 4, YMY Ltd. a Novomic shareholder has converted $150,526 note payable to Novomic shares worth $176,890 resulting in a conversion loss of $26,364. The shares were valued at $133.00 per share which is the average most recent price per 3rd party sale of common stock.

Yosef De Levi a company director converted a accounts payable of $12,960 to 56 shares worth $7,448 resulting in a gain that will be recorded as contributed capital due to related party relationship. Shares were valued at $133.00 per share which is the average most recent price per 3rd party sale of common stock. This is also in stock payable, as it was not yet issued at December 31, 2015.

As of December 31, 2015 there is a balance of $15,440 of related party accounts payable.

Note 4. Notes Payable.

Non-Convertible Notes Payable

Prior to 2012 two shareholders loaned amounts to company, totaling $228,855 notes payable as of December 31, 2014 with no maturity dates and bearing an interest rate of 0% per annum, and is not convertible to common stock. For the period December 31, 2015 and December 31, 2014 Novomic recorded imputed interest expense of $17,381 and $18,323, respectively,

During the period ended December 31, 2015 one shareholder converted $150,526 note payable into 1,330 share of common stock worth $176,890. The converted shares were valued at $133.00 per share which is the average most recent price per 3rd party sale of common stock, resulting in a loss of $26,364.

For the period ended December 31, 2015 and 2014 the Company recognized imputed interest expense of $11,514 and $12,019, respectively, in connection with the non-convertible notes payable that was converted during the period.

Note 5. Income Taxes.

The Company is not under examination by any jurisdiction for any tax year. The company is current with filing its Israeli income tax returns, the recent tax return was filed for the period ending on or after December 31, 2015 and December 31, 2014.

Note 6. Property and Equipment.

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets. The annual depreciation rates are as follows:

Computers and electronic equipment 33%

For the year ended December 31, 2015 total additions to property and equipment were $15,711, total accumulated depreciation is $2,529 and total depreciation expense for the year is $2,449. For the year ended December 31, 2014 total additions to property and equipment were $1,263, total accumulated depreciation is $80 and total depreciation expense for the year is $80.

Following is a summary of Property and Equipment, net for the years ended December 31, 2015 and 2014.

	2015	2014
Computers	$16,974	$1,263
Accumulated depreciation	(2,529)	(80)
Property and Equipment, net	$14,445	$1,183

Note 7. Contingencies

Capital expenditures. At December 31, 2015, we had no commitments for capital expenditures.

Lease commitments. We lease from an unaffiliated third party approximately 1,080 square feet of office space in Rosh Haayin, Israel at a monthly rental amount of $1,215.  The lease was entered into on December 1, 2014 and is for a five year period through November 30, 2019.

Litigation. At December 31, 2015 the company was not involved in any litigation.

Note 8. Prepaid expense.

The company treats VAT refunds claimed resulting from excess VAT paid over VAT received as prepaid expenses. As of December 31, 2015 and December 31, 2014 the company had $12,953 and $18,306 in prepaid expenses, relating to VAT claimed, respectively. Amount shown as prepaid expenses as of December 31, 2015 and December 31, 2014 were collected in Q1 2016 and Q1 2015, respectively.

In addition, during 2015 the company recorded $69,384 of prepaid expense related to raw materials received after the period ended 12/31/15.

Note 9. Stock payable.

Between January 1 and December 31, 2015 Novomic recorded the following stock payable:

•	YMY Ltd. – 1,152 shares for $150,000 cash and converted $150,526 note payable into 1,330 share of common stock worth $176,890. The converted shares were valued at $133.00 per share which is the average most recent price per 3rd party sale of common stock, resulting in a loss of $26,364.
•	Oren Treitsman -199 shares for $25,660 cash
•	Ner Gonen Management Ltd. – 192 shares for $25,000 cash
•	Amnon Skali – 154 shares for $20,000 cash

•	Sami Dahan – 144 shares for $20,000 cash
•	Dganit Dahan – 144 shares for $20,000 cash
•	Nir Nagar – 3 shares for services worth $39 shares were valued at $133.00 per share which is the average most recent price per 3rd party sale of common stock
•	Microdel Ltd. - 88 shares issued for the conversion of $20,016 of accounts payable to equity worth $11,704. Shares were valued at $133.00 per share which is the average most recent price per 3rd party sale of common stock. The transaction resulted in a gain which was recorded as contributed capital due to related party relationship.
•	Yosef De Levi - 56 shares issued for the conversion of $12,960 of accounts payable to equity worth $7,448. Shares were valued at $133.00 per share which is the average most recent price per 3rd party sale of common stock. The transaction resulted in a gain which was recorded as contributed capital due to related party relationship.

Note 10. Foreign Currency.

The functional currency of Novomic Ltd. is New Israeli Shekels. Balance sheet items are translated using all-current translation method for Self-contained foreign operations (where functional currency = foreign currency) whereby assets and liabilities are translated using the exchange rate on the date of the balance sheet. It translates revenues, expenses, and net income using the average exchange rate during the period. The foreign exchange adjustment that results from applying the all-current method appears in other comprehensive income, a separate shareholders’ equity account, and does not affect net income each period.

Note 11. Non-Cash Items

During 2015 the company recorded debt converted to common stock – payable of $150,526 and accounts payable converted to common stock – payable of $32,976.

Note 12. Subsequent Events.

The merger between BreedIt Corp and Novomic Ltd. closed during Q3 2016.

BREEDIT CORP.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2016

(UNAUDITED)

	BreedIt Corp.	Novomic Ltd.	Pro forma		Pro forma
	March 31, 2016	March 31, 2016	Adjustments		Combined
ASSETS

Current assets:
Cash and cash equivalents	$149,602	$165,019	$-		$314,621
Certificate of deposit	662,222	-	-		662,222
Prepaid Assets	53,975	11,020	-		64,995

Total current assets	$865,799	$176,039	$-		$1,041,838

Property and equipment, net	-	13,034	-		13,034

Total assets	$865,799	$189,073	$-		$1,054,872

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued liabilities	$-	$102,827	$-		$102,827
Deferred revenues	1,430	3,098	-		4,528
Employee payable	-	15,151			15,151
Notes payable	-	81,524	-		81,524

Total current liabilities	$1,430	$202,600	$-		$204,030

Long-term deferred revenues			$-		$285,554

Total liabilities	$1,430	$202,600	$-		$-

Stockholders' equity (deficit)

Common stock, par value $0.0001 per share, 500,000,000 shares authorized; 144,419,173 shares issued and outstanding at March 31, 2016.	$1,446	$-	$-		$1,446
Common stock, ordinary shares par value $0.2857, 100,000 ordinary shares authorized, 17,822 ordinary shares issued and outstanding at March 31, 2016.	-	5,066	(5,066	)(a)	-
Treasury Stock	-	(29)	29	(a)	-
Stock payable	169,662	621,741	-		791,403
Stock subscription receivable	(300)	(1,532)	1,532	(a)	(300)
Accumulated other comprehensive income (loss)	-	(88,428)	-		(88,428)
Non-controlling interest	-	-	-		-
Additional paid in capital	8,710,274	1,330,605	3,505	(a)	10,044,384
Accumulated deficit	(8,016,713)	(1,880,950)	-		(9,897,663)
					-
Total stockholders' equity (deficit)	864,369	(13,527)	-		850,842

Total liabilities and stockholders' equity (deficit)	$865,799	$189,073	$-		$1,054,872

BREEDIT CORP.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2016

(UNAUDITED)

	BreedIt Corp.	Novomic Ltd.	Pro forma	Pro forma
	For the three months ended March 31, 2016	For the three months ended March 31, 2016	Adjustments	Combined

Revenue	$1,374	$-	$-	$1,374

Expenses:
Research and Development	-	-	-	-
General and administrative	(247,730)	(250,521)	-	(498,251)
Total operating expenses	(247,730)	(250,521)	-	(498,251)

(Loss) from operations	(246,356)	(250,521)	-	(496,877)

Interest expense	70	(1,626)	-	(1,556)
Other income/(expense)	25,426	-	-	25,426
Total other income/(expense)	25,496	(1,626)	-	23,870
				-
Net (loss) from continuing operations	$(220,860)	$(252,147)	$-	$(473,007)

Net loss per common shares - basic and diluted	$(0.01)	$(14.15)

Weighted average number of common shares outstanding – basic and dilluted	144,419,173	17,822

See summary of significant accounting policies and notes to the financial statements.

BREEDIT CORP.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. The Company and Significant Accounting Policies.

The unaudited pro forma condensed consolidated statements of operations of BreedIt Corp. (the “Company”) for the three months ended March 31, 2016 give effect to the acquisition of substantially all of the assets of Novomic Ltd. ("Novomic"), as if the transaction had been completed on January 1, 2016. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2016 gives effect to the acquisition of substantially all of the assets of Novomic as if the transaction had occurred on January 1, 2016.

The unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated balance sheet were derived by adjusting the Company’s historical financial statements for the acquisition of substantially all of the assets of Novomic. The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statement of operations are provided for informational purposes only and should not be construed to be indicative of the Company’s financial position or results of operations had the transaction been consummated on the dates indicated and do not project the Company’s financial position or results of operations for any future period or date.

The unaudited pro forma condensed consolidated balance sheet and unaudited condensed consolidated statements of operations and accompanying notes should be read in conjunction with the Company’s historical financial statements and related notes, and the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and Novomic’s financial statements presented herein.

Note 2. Significant Accounting Policies

The unaudited pro forma condensed consolidated financial statements reflects that pursuant to the Share Purchase Agreement, the Company acquired all of the shares of Novomic in exchange for the Company’s issuance of 73.53% shares of its $0.0001 par value common stock;

Note 3. Pro Forma Adjustments

The following pro forma adjustments:

(a) Represent the elimination of the subsidiary equity balances as if the transaction had occurred on January 1, 2016.

NOVOMIC LTD.

BALANCE SHEETS

AS OF MARCH 31, 2016 (UNAUDITED) AND DECEMBER 31, 2015

	March 31, 2016	December 31, 2015
	(unaudited)
	$	$
ASSETS
Current Assets
Cash	$165,019	$254,324
Prepaid Expenses	11,020	82,337
Total current assets	176,039	336,661

Fixed assets	13,034	14,445
TOTAL ASSETS	$189,073	$351,106

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
Accrued Liabilities and accounts payable	$102,827	$144,162
Accounts payable - related party	3,098	15,440
Employee payable	15,151	8,846
Notes payable - related party	81,524	78,740
Total current liabilities	202,600	247,188
TOTAL LIABILITIES	202,600	247,188

SHAREHOLDERS' DEFICIT
Common stock, ordinary shares par value $0.2857, 100,000 ordinary shares authorized, 17,822 ordinary shares issued and outstanding at March 31, 2016 and 17,822 ordinary shares issued and outstanding at December 31, 2015.	5,066	5,066
Treasury Stock	(29)	(29)
Stock receivable	(1,532)	(1,532)
Stock Payable	621,741	456,741
Additional paid-in capital	1,330,605	1,328,979
Other comprehensive income	(88,428)	(56,504)
Accumulated deficit	(1,880,950)	(1,628,803)
TOTAL SHAREHOLDERS' DEFICIT	(13,527)	103,918
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$189,073	$351,106

See summary of significant accounting policies and notes to the financial statements.

NOVOMIC LTD.

STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND MARCH 31, 2015 (UNAUDITED)

	Three months	Three months
	ended	ended
	March 31, 2016	March 31, 2015
	$	$

Revenue	$-	$-

Expenses:
General and administrative	250,521	9,099
Total expenses	250,521	9,099

Loss from operations	(250,521)	(9,099)

Other income (expense):
Interest expense	(1,626)	(3,132)
Total costs and expenses	(252,147)	(12,231)

Net loss	$(252,147)	$(12,231)

Basic and diluted net loss	$(14.15)	$(0.72)

Weighted average shares outstanding (basic and diluted)	17,822	17,060

See summary of significant accounting policies and notes to the financial statements.

NOVOMIC LTD.

STATEMENTS OF COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND MARCH 31, 2015

(UNAUDITED)

	March 31, 2016	March 31, 2015

Net loss	$(252,147)	$(12,231)

Change in unrealized foreign currency translation loss	(31,923)	(2,472)
Total comprehensive loss	$(284,070)	$(14,703)

See summary of significant accounting policies and notes to the financial statements.

NOVOMIC LTD.

STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND MARCH 31, 2015

	For the three months	For the three months
	ended	ended
	March 31, 2016	March 31, 2015

Operating Activities:
Net (loss)	$(252,147)	$(12,231)
Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities:

Depreciation expense	1,411	269
Imputed interest	1,626	3,132
Inventory	-
Changes in net assets and liabilities:
Prepaid Expenses	71,317	15,731
Accounts payable	(41,667)	-
Accounts payable - related party	(12,342)	2,472
Accrued expenses	9,420	(6,266)
Net cash provided by (used in) operating activities	(222,382)	3,107

Investing Activities:
Purchase of property and equipment	-	(635)
Net cash used in investing activities	-	(635)

Financing Activities:
Proceeds from sale of stock	165,000	-
Net cash provided by financing activities	165,000	-
Foreign currency adjustment	(31,923)	(2,472)
Net decrease in cash	(89,305)	-

Cash and cash equivalents - beginning of period	254,324	245,483
Cash and cash equivalents - end of period	$165,019	$245,483

See summary of significant accounting policies and notes to the financial statements.

NOVOMIC LTD.

Notes to the Financial Statements

March 31, 2016 (unaudited)

Note 1. The Company and Significant Accounting Policies.

Organizational Background: Novomic Ltd ("Novomic"), was incorporated as a private limited liability Company in Israel in 2009. Since inception, Novomic has been a technology Company engaged in the design, development, manufacturing and commercialization of a unique platform enabling a variety of medical treatments utilizing Novomic's proprietary device that vaporizes liquids from a contained capsule into the treatment area (the "Device"). Novomic's first product utilizing the Device will be for the treatment of head lice. Its first and principal product is its head lice treatment product (the "Product") which is comprised of three key major components: Compressor, Head Cap and Treatment Capsule. The lice treatment solution has completed the development and prototype stages and the Company expects that in Q3 2016 it should receive CE regulatory approval (European Union) and also expects to finalize preparations for establishing a mass production line for our Capsules, which use readily available materials. The Company does not expect that there will be any future shortage in the availability or access to this materials in the foreseen future.

Going concern

Basis of Presentation: The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of March 31, 2016, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Significant Accounting Policies

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. There were no cash equivalents as of March 31, 2016 and December 31, 2015.

Prepaid Expenses: The company treats VAT refunds claimed resulting from excess VAT paid over VAT received as prepaid expenses, amount shown as prepaid expenses as of March 31, 2016.

Currency translation and other comprehensive income: balance sheet items are translated using all-current translation method for Self-contained foreign operations (where functional currency = foreign currency) whereby assets and liabilities are translated using the exchange rate on the date of the balance sheet. It translates revenues, expenses, and net income using the average exchange rate during the period. The foreign exchange adjustment that results from applying the all-current method appears in other comprehensive income, a separate shareholders’ equity account, and does not affect net income each period.

Property and Equipment: Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets. The annual depreciation rates are as follows: Computers and electronic equipment 33%.

Valuation of Long-Lived Assets: We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Stock Based Compensation: Stock-based awards are accounted for using the fair value method in accordance with ASC 718, Share-Based Payments. Our primary type of share-based compensation consists of stock options. We use the Black-Scholes option pricing model in valuing options. The inputs for the valuation analysis of the options include the market value of the Company’s common stock, the estimated volatility of the Company’s common stock, the exercise price of the warrants and the risk free interest rate.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock: We account for obligations and instruments potentially to be settled in the Company’s stock in accordance with FASB ASC 815, Accounting for Derivative Financial Instruments. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company’s own stock.

Fair Value of Financial Instruments: FASB ASC 825, “Financial Instruments,” requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At March 31, 2016 and 2014, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates.

Earnings per Common Share: We compute net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Income Taxes: We have adopted FASB ASC 740, Accounting for Income Taxes. Pursuant to ASC 740, we are required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate. In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be. ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Uncertain Tax Positions: When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of FASB ASC 740-10, Accounting for Uncertain Income Tax Positions, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Our federal and state income tax returns are open for fiscal years ending on or after December 31, 2011. We are not under examination by any jurisdiction for any tax year. At March 31, 2016 we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required under FIN 48.

Recent Accounting Pronouncements

In September, 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standard Update ("ASU") No. 2015-16, Business Combinations (Topic 805) ("ASU 2015-16"). Topic 805 requires that an acquirer retrospectively adjust provisional amounts recognized in a business combination, during the measurement period. To simplify the accounting for adjustments made to provisional amounts, the amendments in the Update require that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amount is determined. The acquirer is required to also record, in the same period's financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. In addition an entity is required to present separately on the face of the income statement or disclose in the notes to the financial statements the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. ASU 2015-16 is effective for fiscal years beginning December 15, 2015. The adoption of ASU 2015-016 is not expected to have a material effect on the Company's consolidated financial statements.

In August, 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date ("ASU 2015-14"). The amendment in this ASU defers the effective date of ASU No. 2014-09 for all entities for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods with that reporting period.

In April 2015, the FASB issued ASU No. 2015-03, Interest-Imputation of Interest (Subtopic 835-30) ("ASU 2015-03"), which changes the presentation of debt issuance costs in financial statements. ASU 2015-03 requires an entity to present such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs will continue to be reported as interest expense. It is effective for annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The new guidance will be applied retrospectively to each prior period presented. The Company is currently in the process of evaluating the impact of adoption of ASU 2015-03 on its balance sheets

In August, 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date ("ASU 2015-14"). The amendment in this ASU defers the effective date of ASU No. 2014-09 for all entities for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods with that reporting period.

In April 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2015-03, Interest-Imputation of Interest (Subtopic 835-30) ("ASU 2015-03"), which changes the presentation of debt issuance costs in financial statements. ASU 2015-03 requires an entity to present such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs will continue to be reported as interest expense. It is effective for annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The new guidance will be applied retrospectively to each prior period presented. The Company is currently in the process of evaluating the impact of adoption of ASU 2015-03 on its balance sheets.

Going concern: The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of March 31, 2016, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 2. Stockholders' Equity.

The company has 100,000 ordinary authorized, of these 21,140 and 17,822 ordinary shares were issued and outstanding on March 31, 2016 and December 31, 2015 respectively. The shares have a par value ILS 1.00 or $0.2857. Novomic holds 100 of its own shares.

Recent Issuances of Common Stock

Between January 1 and December 31, 2015 the following ordinary shares were issued for cash consideration:

•	227 shares to Moshe Fisher $75,000 cash

•	227 shares to Eyal Anavi $75,000 cash

•	308 shares to George Fabilian $102,000 cash

In addition, between January 1 and December 31, 2015 Novomic recorded the following stock payable:

•	YMY Ltd. – 1,152 shares for $150,000 cash and converted $150,526 note payable into 1,330 share of common stock worth $176,890. The converted shares were valued at $133.00 per share which is the average most recent price per 3rd party sale of common stock, resulting in a loss of $26,364.

•	Oren Treitsman -199 shares for $25,660 cash

•	Ner Gonen Management Ltd. – 192 shares for $25,000 cash

•	Amnon Skali – 154 shares for $20,000 cash

•	Sami Dahan – 144 shares for $20,000 cash

•	Dganit Dahan – 144 shares for $20,000 cash

•	Nir Nagar – 3 shares for 151 NIS translated to $39 at $0.2566 per oanda.com on the date of agreement. In cash flow this is included in proceeds from sale of stock.

•	Microdel Ltd. - 88 shares issued for the conversion of $20,016 of accounts payable to equity worth $11,704. Shares were valued at $133.00 per share which is the average most recent price per 3rd party sale of common stock. The transaction resulted in a gain which was recorded as contributed capital due to related party relationship.

•	Yosef De Levi - 56 shares issued for the conversion of $12,960 of accounts payable to equity worth $7,448. Shares were valued at $133.00 per share which is the average most recent price per 3rd party sale of common stock. The transaction resulted in a gain which was recorded as contributed capital due to related party relationship.

Between January 1 and March 31, 2016 Novomic recorded the following stock payable:

•	George Pehlivanian - 770 shares for $100,000 cash

•	Serge Tirosh – 385 shares for $50,000 cash

•	Dina Duadi – 115 shares for $15,000 cash

Note 3. Related Party transactions.

The company contracted book-keeping services from Microdel Ltd. a Novomic shareholder and as of December 31, 2014 had an accounts payable balance due to this related party in the amount $20,016. During 2015 Microdel Ltd. converted amount payable to 88 ordinary shares worth $11,704 resulting in a gain in stock payable at December 31, 2015. Gain will be treated as contribution to capital due to the Microdel Ltd being a related party. and as a result as of December 31, 2015 there is $0 accounts payable due to this related party.

Prior to 2012 two shareholders loaned amounts to company, totaling $228,855 notes payable as of December 31, 2014 with no maturity dates and bearing an interest rate of 0% per annum, and is not convertible to common stock. As further described in note 4, YMY Ltd. a Novomic shareholder has converted $150,526 note payable to Novomic shares worth $176,890 resulting in a conversion loss of $26,364. The shares were valued at $133.00 per share which is the average most recent price per 3rd party sale of common stock.

Yosef De Levi a company director converted a accounts payable of $12,960 to 56 shares worth $7,448 resulting in a gain that will be recorded as contributed capital due to related party relationship. Shares were valued at $133.00 per share which is the average most recent price per 3rd party sale of common stock. This is also in stock payable, as it was not yet issued at December 31, 2015.

As of March 31, 2016 and December 31, 2015 there is a balance of $3,098 and $15,440, respectively, of related party accounts payable.

Note 4. Notes Payable.

Non-Convertible Notes Payable

Prior to 2012 two shareholders loaned amounts to company, totaling $228,855 notes payable as of December 31, 2014 with no maturity dates and bearing an interest rate of 0% per annum, and is not convertible to common stock. For the period March 31, 2016 and December 31, 2015 Novomic recorded imputed interest expense of $0 and $17,381, respectively,

During the period ended December 31, 2015 one shareholder converted $150,526 loan to ordinary shares. For the period ended December 31, 2015 and 2014 the Company recognized imputed interest expense of $11,514 and $12,019, respectively, in connection with the non-convertible notes payable that was converted during the period ended December 31, 2015.

Note 5. Income Taxes.

The Company is not under examination by any jurisdiction for any tax year. The company is current with filing its Israeli income tax returns, the recent tax return was filed for the period ending on or after December 31, 2015.

Note 6. Property and Equipment.

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets. The annual depreciation rates are as follows:

Computers and electronic equipment 33%

For the period ended March 31, 2016 total additions to property and equipment were $0, total accumulated depreciation is $3,940 and total depreciation expense for the period is $1,411. For the year ended December 31, 2015 total additions to property and equipment were $15,711, total accumulated depreciation is $2,529 and total depreciation expense for the year is $2,449.

Following is a summary of Property and Equipment, net for the period ended March 31, 2016 and the year ended December 31, 2015.

	March 31, 2016	December 31, 2015
Computers	$16,974	$16,974
Accumulated depreciation	(3,940)	(2,529)
Property and Equipment, net	$13,034	$14,445

Note 7. Contingencies

Capital expenditures. At December 31, 2015, we had no commitments for capital expenditures.

Lease commitments. We lease from an unaffiliated third party approximately 1,080 square feet of office space in Rosh Haayin, Israel at a monthly rental amount of $1,215.  The lease was entered into on December 1, 2014 and is for a five year period through November 30, 2019.

Litigation. At December 31, 2015 the company was not involved in any litigation.

Note 8. Prepaid expense.

The company treats VAT refunds claimed resulting from excess VAT paid over VAT received as prepaid expenses. As of March 31, 2016 and December 31, 2015 the company had $11,020 and $12,953 in prepaid expenses relating to VAT claimed, respectively. Amount shown as prepaid expenses as of March 31, 2016 and December 31, 2015 were collected in Q2 2016 and Q1 2016, respectively.

In addition, during 2015 the company recorded $69,384 of prepaid expense related to raw materials received after the period ended 12/31/15.

Note 9. Stock payable.

During the three month period ended March 31, 2016 and year ended December 31, 2015 the company received a total of $165,000 and $456,741 cash from investors for purchase of shares which were recorded as stock payable.

Note 10. Foreign currency.

The functional currency of Novomic Ltd. is New Israeli Shekels.

Note 11. Subsequent Events.

The merger between BreedIt Corp and Novomic Ltd. closed during Q3 2016.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Novomic Ltd.

We have audited the accompanying balance sheets of Novomic Ltd. (the company) as of December 31, 2015 and 2014 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BreedIt Corp. as of December 31, 2015 and 2014 and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
August 8, 2016

Item 9.01 Financial Statements and Exhibits

(a)	The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.10	Merger Agreement between the Registrant, Novomic and the Novomic Founders dated February 8, 2016, filed with Registrant’s 8-K on February 10, 2016 and incorporated by reference herein.
10.11	Shareholders' Agreement by and between the Registrant, Novomic and certain shareholders dated February 8, 2016 filed with Registrant’s 8-K on February 10, 2016 and incorporated by reference herein.
10.12	Convertible Bridge Loan Agreement between the Registrant and Novomic dated December 10, 2015, filed herewith.
10.13	Addendum to Convertible Bridge Loan Agreement between the Registrant and Novomic dated May 29, 2016, filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/: Itschak Shrem
Itschak Shrem, CEO
Dated: August 9, 2016